UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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S1 Corporation

(Name of Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
PROPOSAL 1 -- ELECTION OF DIRECTORS
COMPENSATION DISCUSSION AND ANALYSIS
2007 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE
2007 OPTION EXERCISES AND STOCK VESTED TABLE
PROPOSAL 2: RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL 3: APPROVAL OF THE S1 CORPORATION 2003 STOCK INCENTIVE PLAN, AS AMENDED AND RESTATED EFFECTIVE FEBRUARY 26, 2008
APPENDIX B

S1 CORPORATION
705 Westech Drive
Norcross, Georgia 30092
(404) 923-3500

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be Held on May 28, 2008

Dear Stockholder:

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of S1 Corporation will be held on May 28, 2008, at 10:00 a.m., local time, at the Marriott Hotel located at 475 Technology Parkway, Norcross, GA 30092, for the following purposes:

1. Election of Directors.  To elect three directors to each serve for a three-year term expiring in 2011 (Proposal 1);

2. Ratification of Appointment of Independent Registered Public Accounting Firm.  To ratify the Audit Committee’s selection of the independent registered public accounting firm for 2008 (Proposal 2);

3. Approval of 2003 Stock Incentive Plan, as Amended and Restated Effective February 26, 2008.  To consider and approve the 2003 Stock Incentive Plan, as Amended and Restated Effective February 26, 2008 (Proposal 3); and

4. Other Business.  To transact any other business that properly comes before the annual meeting or any adjournments of the meeting.

If you held shares of our common stock at the close of business on April 4, 2008, you are entitled to notice of and to vote at the annual meeting or any adjournments of the meeting.

If you have any questions or need assistance in voting your shares, please contact Greg Orenstein, our Chief Legal Officer and Corporate Secretary, at the above address and telephone number.

By order of the Board of Directors,

JOHN W. SPIEGEL
Chairman of the Board

Norcross, Georgia
April 16, 2008

IT IS IMPORTANT THAT YOU VOTE PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE YOUR SHARES USING THE TOLL-FREE TELEPHONE NUMBER LISTED ON THE PROXY CARD, BY USING THE INTERNET OR BY MAIL.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 28, 2008: This proxy statement, along with our Annual Report on Form 10-K for the year ended December 31, 2007, is available free of charge on the Investor Relations section of our website (www.s1.com).

S1 CORPORATION
705 Westech Drive
Norcross, Georgia 30092
(404) 923-3500

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
To be Held on May 28, 2008

Solicitation, Voting and Revocability of Proxies

This proxy statement is being sent to holders of the common stock of S1 Corporation, a Delaware corporation, as part of the solicitation of proxies by our Board of Directors for use at our annual meeting of stockholders to be held on May 28, 2008, at 10:00 a.m., local time, at the Marriott Hotel located at 475 Technology Parkway, Norcross, GA 30092, and at any adjournments of the meeting. In this proxy statement, we sometimes refer to our company as S1, the name by which we are commonly known. This proxy statement is first being mailed to stockholders on or about April 18, 2008.

The annual meeting has been called to vote on the election of three director nominees to each serve for a three-year term, to ratify the selection of our independent registered public accounting firm, to approve the 2003 Stock Incentive Plan, as Amended and Restated Effective February 26, 2008, and to transact any other business that properly comes before the annual meeting or any adjournments of the meeting.

If you vote by the proxy we are soliciting, your shares will be voted in accordance with the instructions listed on the proxy card. Executed but unmarked proxies will be voted FOR the election of the Board’s director nominees, FOR the ratification of our independent registered public accounting firm, and FOR the approval of the 2003 Stock Incentive Plan, as Amended and Restated Effective February 26, 2008. Except as set forth in this proxy statement, our Board of Directors does not know of any other matters that are to come before the annual meeting other than procedural matters related to the conduct of the annual meeting. If any other matters properly come before the annual meeting, the persons named in the proxy card will vote the shares represented by your proxy on those other matters as determined by our Board of Directors.

You may revoke a proxy at any time before it is voted by delivering either a written notice of revocation for a proxy card that you previously submitted, or a properly executed proxy card bearing a later date, to Greg Orenstein, Chief Legal Officer and Corporate Secretary, S1 Corporation, 705 Westech Drive, Norcross, Georgia 30092, by re-voting by telephone or on the Internet, or by attending the annual meeting and voting in person. Attendance at the annual meeting alone will not revoke a proxy, unless the stockholder actually votes in person at the meeting.

We will pay the cost of soliciting proxies for the annual meeting. In addition to using the mail, our directors, officers and employees may solicit proxies personally, by telephone or by fax. We will not pay additional compensation to our directors, officers or employees for these services. We also will request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to, and obtain proxies from, the beneficial owners of those shares and will reimburse these holders for the reasonable expenses they incur for these efforts.

The Board of Directors has appointed an inspector of election to tabulate stockholder votes at the annual meeting. Abstentions and broker non-votes will be treated as shares that are present, or represented, and entitled to vote for purposes of determining the presence of a quorum at the annual meeting. Broker non-votes will not be counted as a vote cast or entitled to vote on any matter presented at the annual meeting.

Who Can Vote

The Board of Directors has fixed the close of business on April 4, 2008 as the record date for the determination of our stockholders who are entitled to notice of and to vote at the annual meeting (the “Record Date”). Each share of common stock that you owned as of the Record Date entitles you to one vote on all matters that properly come before the annual meeting. There is no cumulative voting of shares. Only shares of our common stock held of record as of the close of business on the Record Date can be voted at the annual meeting. On April 4, 2008, there were 502 holders of record of the 56,755,289 shares of common stock which were then outstanding and eligible to be voted at the annual meeting.

Voting by Proxy Holders

If your voting stock is held by a broker, bank or other nominee (i.e., in “street name”), you will receive instructions from that person or entity that you must follow in order to have your shares of common stock voted. If you hold your voting stock in your own name and not through your broker or another nominee, you may vote your shares of stock at the annual meeting or by proxy in one of three ways:

•	By using the toll-free telephone number listed on the proxy card;

•	By using the Internet website listed on the proxy card; or

•	By signing, dating and mailing the proxy card in the enclosed postage-paid envelope.

Whichever of these methods you select to transmit your instructions, the proxy holders will vote your shares in accordance with those instructions. If you return a proxy without specific voting instructions, your proxy will be voted by the proxy holders as recommended by the Board of Directors.

Vote by Telephone.  If you hold your voting stock in your own name and not through your broker or another nominee, you can vote your shares of stock by telephone by dialing the toll-free telephone number printed on your proxy card. Telephone voting is available 24 hours a day until 11:59 p.m. (E.T.) on May 27, 2008. Easy-to-follow voice prompts allow you to vote your shares of stock and confirm that your instructions have been properly recorded. Our telephone voting procedures are designed to authenticate stockholders by using individual control numbers. If you vote by telephone, you do not need to return your proxy card.

Vote by Internet.  If you hold your voting stock in your own name and not through your broker or another nominee, you can choose to vote via the Internet. The website for Internet voting is printed on your proxy card. Internet voting is available 24 hours a day until 11:59 p.m. (E.T.) on May 27, 2008. As with telephone voting, you will be given the opportunity to confirm that your instructions have been properly recorded. Our Internet voting procedures are designed to authenticate stockholders by using individual control numbers. If you vote via the Internet, you do not need to return your proxy card.

Vote by Mail.  You can vote by mail by completing, dating, signing and returning the enclosed proxy card in the enclosed postage-paid envelope.

The holders of 18,918,429 shares, or one-third of the total number of shares of common stock that were issued and outstanding on April 4, 2008, will constitute a quorum at the annual meeting. If there is a quorum, a plurality of the votes cast is required to elect our director nominees and for all other proposals (i.e. the number of votes cast “for” the proposal must exceed the number of votes cast “against”).

Attached in Appendix A are the consolidated financial statements for S1 Corporation which are also included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC), as well as certain other information required to be furnished to stockholders pursuant to SEC Rule 14a-3. We are required to file an Annual Report on Form 10-K for our 2007 fiscal year with the SEC. Stockholders may obtain, free of charge, a copy of the Form 10-K by writing to Greg Orenstein, Chief Legal Officer and Corporate Secretary, S1 Corporation, 705 Westech Drive, Norcross, Georgia 30092 or by visiting our corporate website at www.s1.com under the Investor Relations section.

Information Concerning Competing Solicitations

Management is not aware of any competing proxy solicitations.

PROPOSAL 1 — ELECTION OF DIRECTORS

At the annual meeting, three directors will be elected to each serve for a three-year term. The Corporate Governance and Nominating Committee of S1 has unanimously recommended Ram Gupta, Gregory J. Owens, and Jeffrey C. Smith for nomination to the Board. Unless otherwise specified on a proxy card, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy FOR the election as directors of the persons named below as nominees. The Board of Directors believes that the nominees will stand for election and will serve if elected as directors. If, however, a nominee fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person as the Board of Directors may recommend. If there is a quorum at the annual meeting, the director nominees will be elected by a plurality of the votes cast and entitled to vote at the meeting. There are no cumulative voting rights for the election of directors.

Our amended and restated certificate of incorporation provides for the Board of Directors to be divided into three classes. The terms of office of only one class of directors expires in each year, and directors are elected for terms of three years and until their successors are elected and qualified. Our amended and restated bylaws provide that there are to be between four and fifteen directors, with the number of directors determined by resolution of the Board of Directors. Pursuant to a resolution of the Board, the size of our Board currently is eight and we currently have eight directors.

Information as to the Nominees, Other Directors and Executive Officers

The following table presents information about our director nominees, continuing directors and executive officers, including their ages as of December 31, 2007, the periods during which they have served as our director, and positions currently held with us.

	Age at
	December 31,	Director	Expiration
Name	2007	Since	of term	Position held with S1

Director Nominees:
Ram Gupta	45	2005	2008	Director
Gregory J. Owens	47	2003	2008	Director
Jeffrey C. Smith	35	2006	2008	Director
Continuing Directors:
John W. Spiegel	66	2004	2009	Director and Chairman of the Board
M. Douglas Ivester	60	2001	2010	Director
Thomas P. Johnson, Jr.	67	2005	2009	Director
Edward Terino	54	2007	2010	Director
Executive Officers:
Johann J. Dreyer	49	2006	2010	Chief Executive Officer and Director
John A. Stone	40	—	—	Chief Financial Officer
Jan Kruger	45	—	—	Group President
Meigan Putnam	56	—	—	Senior Vice President
Neil Underwood	38	—	—	Senior Vice President

A brief description of the principal occupation for the past five years of each of our director nominees, continuing directors and executive officers is provided below.

Director Nominees

Ram Gupta has served as a director since 2005. Currently, Mr. Gupta is Executive Chairman of Cast Iron Systems, Inc., a provider of integration appliances. From August 2000 through October 2004, Mr. Gupta served as Executive Vice President, Products and Technology for PeopleSoft, Inc., a provider of enterprise application software. From December 1997 until July 2000, Mr. Gupta was Senior Vice President and General Manager for Healtheon WebMD Corp, a provider of services that link physicians, consumers, providers and health plans online. Mr. Gupta is a director for Sourceforge, Cast Iron Systems and Yodlee.

Gregory J. Owens has served as a director since 2003. Mr. Owens is presently Chairman and Chief Executive Officer of IronPlanet, an Internet auction company. From 2005 to 2007, Mr. Owens served as Managing Director at RedZone Capital which is focused on turning around and growing under-performing companies. From 1999 to 2004, Mr. Owens served as Chief Executive Officer and President of Manugistics Group, Inc., a supply chain management company, and as its Chairman of the Board from 2004 until 2005. From 2002 until 2006, Mr. Owens was a director of SERENA Software, Inc. Mr. Owens also serves as a director of Secureworks and IronPlanet.

Jeffrey C. Smith has served as a director since 2006. Mr. Smith was initially appointed to the Board pursuant to the terms of a Settlement Agreement between S1 and Ramius LLC (“Ramius”), together with other related parties, dated as of May 3, 2006. Mr. Smith is a Partner of Ramius, a private investment management firm, a position he has held since February 2007, and is also a member of Ramius’ Management Board. Prior to February 2007, Mr. Smith was an Executive Managing Director of Ramius from July 2006 until February 2007 and a Managing Director of Ramius from January 2004 until July 2006. Mr. Smith currently heads Ramius’ Private Investment in Public Equity business and co-heads Ramius’ Opportunistic Value Investing business. He has been employed by Ramius since January 1998. Mr. Smith has served as a member of the executive committee of Register.com (Cayman) L.P., a provider of domain name registration and internet services since December 2005. Mr. Smith has served as a director of Kensey Nash Corporation (NASDAQ:KNSY), a medical device manufacturer, since December 2007. Mr. Smith is a General Securities Registered Representative.

Continuing Directors

John W. Spiegel has served as the Chairman of the Board of Directors of S1 since October 2006 and has served as a director since 2004. From 1985 until 2004, Mr. Spiegel served as Chief Financial Officer of SunTrust Banks, Inc. and was selected vice chairman of SunTrust in 2000. Prior to his retirement, Mr. Spiegel was an officer and director of various SunTrust subsidiaries. Mr. Spiegel also serves as a director of the Rock-Tenn Company, Bentley Pharmaceuticals, Homebanc, and Colonial Properties Trust.

M. Douglas Ivester has served as a director since 2001. Currently, Mr. Ivester is President of Deer Run Investments, LLC, a private investment concern. From 1997 until 2000, Mr. Ivester was Chairman of the Board and Chief Executive Officer of The Coca-Cola Company. Mr. Ivester spent more than 20 years with The Coca-Cola Company and held such positions as Chief Financial Officer, President and Chief Operating Officer where he was responsible for running the company’s global enterprise. Mr. Ivester also serves as a director of SunTrust Banks, a Trustee of Emory University and Chairman of the Board of Woodruff Health Sciences Center, Inc.

Thomas P. Johnson, Jr. has served as a director since 2005. From 1997 until 2005, Mr. Johnson was President and CEO of the Bank Administration Institute (BAI), a leading banking professional organization. From 1995 until 1997, Mr. Johnson was Executive Vice President, Retail Banking for Boatmen’s Bancshares Inc., which was sold to the Bank of America. From 1985 until 1995, Mr. Johnson was Chief Retail Banking Executive for Barnett Banks, Inc. Mr. Johnson also serves as a director of Nationwide Bank.

Edward Terino has served as a director since 2007. Currently, Mr. Terino is the President, Chief Executive Officer and Chief Financial Officer of Arlington Tanker Ltd, an international seaborne transporter of crude oil and petroleum products, a position he has held since January 2008. Mr. Terino served as Arlington’s Co-Chief Executive Officer and Chief Financial Officer from July 2005 until August 2007, and as its Chief Executive Officer, interim President and Chief Financial Officer from August 2007 until January 2008. From September 2001 until June 2005, Mr. Terino served as Senior Vice President, Chief Financial Officer, Treasurer and Secretary of Art Technology Group, Inc., a provider of Internet-based e-commerce software focused on the Global 1000 market. From October 1999 to March 2006, Mr. Terino was a director for EBT International, a Web content management software company. Mr. Terino also serves as a director of Celerity Solutions, Inc., an eBusiness CRM software company.

Executive Officers

Johann J. Dreyer was appointed Chief Executive Officer and Director of the Company in November 2006. From October 2005 to November 2006, he served as President of the Company’s Community Financial, International Retail Banking, and Global ATM/POS business. From November 2004 until October 2005, Mr. Dreyer served as Chief Executive Officer of Mosaic Software, one of our wholly owned subsidiaries. Prior to the acquisition of Mosaic by S1 in November 2004, Mr. Dreyer served as Group CEO of Mosaic from February 2002 until November 2004. From May 1999 until January 2002, Mr. Dreyer served as Executive Chairman of Mosaic Software and General Manager of Mosaic’s American operations. Mr. Dreyer was one of the founders of Mosaic and served as CEO of Mosaic and its predecessor companies beginning in 1992. Mr. Dreyer also serves as a director of Hypercom Corporation.

John A. Stone has served as our Chief Financial Officer since February 2006. Prior to his appointment as Chief Financial Officer, Mr. Stone was the Company’s Senior Vice President of Global Finance from October 2005 to January 2006, and the Company’s Controller from June 2004 until October 2005. From April 2003 to June 2004, Mr. Stone served as Vice President of Finance, Corporate Controller of EarthLink, and was VP Finance, Corporate Controller and interim Chief Financial Officer of MAPICS from April 2001 to April 2002. From December 1993 to April 2001, Mr. Stone held various positions in corporate accounting and financial reporting with Computer Sciences Corporation (formerly Mynd Corp.). Mr. Stone began his career at PricewaterhouseCoopers LLP (formerly Coopers & Lybrand). In July 2006, Mr. Stone was arrested and charged with aggravated assault and criminal trespass in connection with an incident near Roswell, Georgia. Mr. Stone has not been indicted and maintains his innocence with respect to these charges. The Company believes that these matters do not adversely affect his fitness to serve as an officer.

Jan Kruger was appointed President of the Company’s global Enterprise business in November 2007. Prior to his appointment, Mr. Kruger served as President of the Company’s Postilion business beginning in November 2006. Mr. Kruger also served as Vice President and General Manager of Europe and Middle East operations following the Company’s acquisition of Mosaic Software in November 2004 through November 2006. Mr. Kruger joined Mosaic Software in February 2001 as Chief Financial Officer and in May 2002, he also assumed the role of General Manager for Mosaic’s Europe and Middle East regions. Prior to joining Mosaic Software, Mr. Kruger was a partner at PricewaterhouseCoopers LLP.

Meigan Putnam has served as the Senior Vice President and General Manager of the Enterprise Insurance group since October 2005. Prior to that, Ms. Putnam was our Vice President of Strategic Accounts from May 2004 to September 2005 and Senior Vice President of Corporate Administration from October 1999 to September 2003.

Neil Underwood has been Senior Vice President and General Manager of Enterprise Americas — Retail Online since November 2007. Mr. Underwood was our Senior Vice President and General Manager of Enterprise Americas from October 2005 — November 2007, Vice President of Corporate Sales from 2003 to 2005, and Vice President of Enterprise Sales from 2001 until 2003. Mr. Underwood also serves as a director of Live Oak Lending.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR
THE ELECTION OF ITS DIRECTOR NOMINEES.

Board of Directors and Corporate Governance

Independence of the Board

The Board of Directors has determined that all of our directors, except Mr. Dreyer, are independent as defined by the NASDAQ Stock Market rules. Mr. Dreyer is not considered independent because he serves as our Chief Executive Officer. The Board based these determinations primarily on a review of the responses the directors provided to questions regarding employment and compensation history, affiliations and family and other relationships, and based on discussions with the directors. The Board considers a number of factors in determining the independence of our directors, including the listing requirements of the NASDAQ Stock Market, other board or executive positions held, the absence of any relationships with S1 or its management, and any potential related party transactions. The Audit, Corporate Governance and Nominating, Compensation and Strategic Planning Committees are comprised solely of independent directors. Mr. Dreyer is a member of the Finance Committee which was established in 2007.

Board Attendance

During 2007, our Board of Directors met 14 times and Committees met 36 times as noted below, with each director that was serving attending at least 75% of the aggregate of the total number of meetings (1) of the Board of Directors held during the period that the Director served, and (2) held by all Committees of the Board on which the Director served during the period that he served. Directors are encouraged to attend and participate in the annual meeting of stockholders. Messrs. Spiegel, Dreyer, Johnson, Owens, Smith and Terino attended last year’s annual meeting.

Committees of the Board of Directors

The Board has five standing Committees. The table below shows the number of Committee meetings conducted in 2007 and the directors who currently serve on these Committees. Each of the Committees listed below has a written charter except for the Strategic Planning Committee. All of the Company’s Committee charters are available online at www.s1.com or in paper form upon request to the Company’s Secretary. The chair of each Committee determines the frequency and agenda of Committee meetings. The functions of the Committees are described in the paragraphs following the table.

Board Committees
Corporate
Governance
		and		Strategic
Director	Audit	Nominating	Compensation	Planning	Finance

John W. Spiegel		X			X
Ram Gupta		X		X
M. Douglas Ivester	X		X (Chair)
Thomas P. Johnson, Jr.	X (Chair)		X	X
Gregory J. Owens			X	X (Chair)	X
Jeffrey C. Smith		X (Chair)		X
Edward Terino	X				X (Chair)
Johann J. Dreyer					X

2007 Meetings	11	6	8	7	4

Audit Committee.  The Board of Directors has appointed an Audit Committee. All members of the Audit Committee are independent as defined by the NASDAQ Stock Market rules and applicable securities laws. Mr. Terino has been designated by the Board of Directors as the Audit Committee’s “financial expert,” as provided in the Sarbanes-Oxley Act of 2002 and the related SEC regulations. The Audit Committee reviews the scope of the independent annual audit, periodic filings and the independent accountants’ assessment concerning the effectiveness of our internal financial and accounting controls and any response by management to that assessment. In addition, the Audit Committee reviews internal audit plans and meets with our internal auditors to discuss financial and accounting controls.

Corporate Governance and Nominating Committee.  The Board of Directors has appointed a Corporate Governance and Nominating Committee that is responsible for selecting nominees for election as directors, recommending the size of our Board and Committees, reviewing the Company’s corporate governance policies, and recommending changes to the Board. All members of the Corporate Governance and Nominating Committee are independent as defined by NASDAQ Stock Market rules and applicable securities laws.

Compensation Committee.  The Board of Directors has appointed a Compensation Committee that reviews executive compensation. All members of the Compensation Committee are independent as defined by the NASDAQ Stock Market rules and applicable securities laws. The Compensation Committee has the responsibility of reviewing and approving the compensation of key management positions such as our CEO and his direct reports, as well as each of the other executive officers of the Company. The Compensation Committee approves stock option programs and grants equity awards to our executive officers. The administration of equity awards granted to employees below the executive officer level has historically been delegated to our Chief Executive Officer, Chief Financial Officer and the head of Human Resources, subject to certain limitations including a limitation on the total number of shares subject to awards that could be granted. However, the Board of Directors, upon the recommendation of the Compensation Committee, approved all equity awards granted in 2007.

The Compensation Committee consults with our CEO, Mr. Dreyer, with respect to the types and amounts of compensation to be paid to his direct reports (including each of the Named Executive Officers, as set forth in the Summary Compensation Table below) and generally delegates the compensation of employees below the senior executive level to management. For a discussion of Mr. Dreyer’s recommendations with respect to each Named Executive Officer’s (other than himself) compensation amounts during 2007, see the Compensation Discussion and Analysis below. The Compensation Committee also reviews the compensation of our executive officers at least annually to ensure that compensation is in line with market practices, changes in responsibilities of the executives, performance of the Company, and satisfaction of personal objectives. The annual review typically occurs in the second quarter each year. The Company has retained an outside compensation consultant in connection with the annual review that will be conducted in 2008. For more information on the Compensation Committee’s compensation decisions with respect to our Named Executive Officers during 2007, see the Compensation Discussion and Analysis below.

Strategic Planning Committee.  The Board of Directors has appointed a Strategic Planning Committee to review long term planning for the Company. All members of the Strategic Planning Committee are independent as defined by the NASDAQ Stock Market rules and applicable securities laws. The Strategic Planning Committee is tasked with working with management to assist in developing and reviewing strategic business plans, including but not limited to, plans related to product development, sales execution, deployment of resources, international strategies, and the rationalization of existing businesses.

Finance Committee.  In 2007, the Board of Directors appointed a Finance Committee. All members of the Finance Committee are independent as defined by the NASDAQ Stock Market rules and applicable securities laws except for Mr. Dreyer, who is our Chief Executive Officer. The purpose of the Finance Committee is to monitor the financial condition of the Company, oversee the sources and uses of cash and investments, oversee the budget process, and review the financial policies of the Company.

Director Nomination Process

The Board of Directors seeks directors who represent a mix of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions. The Board of Directors considers, among other things, the following qualifications and skills of director candidates: their business or professional experience; their integrity and judgment; their record of public service; their ability to devote sufficient time to the affairs of the Company; the diversity of backgrounds and experience they will bring to the Board; and the needs of the Company from time to time. Additionally, the Board believes that all nominees should be individuals of substantial accomplishment with demonstrated leadership capabilities.

The Board delegates the screening process to the Corporate Governance and Nominating Committee, which receives direct input from other Board members. Potential candidates are identified by recommendations from several sources, including incumbent directors, management, and stockholders. The Corporate Governance and Nominating Committee employs the same process for evaluating all candidates, including those submitted by stockholders. The Committee initially evaluates the candidate based on publicly available information and any additional information supplied by the party recommending the candidate. If the candidate appears to satisfy the selection criteria and the Committee’s initial evaluation is favorable, the Committee gathers additional data on the candidate’s qualifications, availability, probable level of interest, and any potential conflicts of interest. If the Committee’s subsequent evaluation continues to be favorable, the candidate is contacted by the Chairman of the Board and one or more of the independent directors for direct discussions to determine the mutual levels of interest in pursuing the candidacy. If these discussions are favorable, the Committee makes a final recommendation to the Board to nominate the candidate for election by the stockholders (or to select the candidate to fill a vacancy, as applicable).

Process for Submitting Recommendations and Nominations

Our amended and restated bylaws permit stockholders eligible to vote at the annual meeting to make nominations for directors, but only if their nominations are made by timely notice in writing to our Secretary. As set forth in the bylaws, a stockholder must notify us in writing, by notice delivered to the attention of our Secretary, of a proposed nominee. For purposes of the annual meeting, notice must be received not less than 90 days nor more than 120 days prior to the anniversary date of the prior year’s meeting; provided, however, that in the event that the date of the annual meeting is more than 60 days prior to or more than 60 days after such anniversary date, and less than 60 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Each stockholder’s notice must contain the following information: (a) as to each nominee, (i) all information relating to such person that is required to be disclosed pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (ii) the name, age, business address and residence address of such person, (iii) the principal occupation or employment of such person, and (iv) the class and number of shares of the Company beneficially owned by such person; and (b) as to the stockholder giving notice (i) the name and address, as they appear in the Company’s books, of such stockholder and (ii) the class and number of shares of the Company which are beneficially owned by such stockholder.

Access to Directors

Stockholders of S1 may communicate with an individual Director or the Board of Directors as a group via U.S. Postal mail directed to: John W. Spiegel, Chairman of the Board, c/o Secretary, S1 Corporation, 705 Westech Drive, Norcross, GA 30092. Please clearly specify in each communication the applicable addressee or addressees you wish to contact. All such communication will be forwarded to the intended Director or Board as a whole.

Code of Ethics

The Board has adopted a Code of Ethics that applies to all of our employees (including officers) and directors. The Code of Ethics is available online at www.s1.com or in paper form upon request to the Company’s Secretary.

Director Compensation

Our non-employee Directors are compensated with cash payments, stock options and restricted stock awards. Cash compensation varies among the non-employee Directors based on the positions held and the number of Board and Committee meetings attended. Directors who are employees receive no additional compensation for serving on the Board or its Committees.

In the table related to our Director compensation below, we disclose the values of stock options and restricted stock awards in accordance with SFAS 123(R) as required by SEC regulations for fair value as of the grant date. For restricted stock, the fair value per SFAS 123(R) is equal to the closing price of our stock on the date of grant. For stock options, the fair value per SFAS 123(R) is based on certain assumptions which we explain in Notes 2 and 15 to our consolidated financial statements in our Annual Report on Form 10-K for 2007. We recognize stock based compensation expense, net of an estimated forfeiture rate, on a straight-line basis over the requisite service period, but have modified the expense below to exclude forfeiture rate estimates for stock based compensation recognized in 2007, as required by SEC regulations.

The table below summarizes the compensation for each of our non-employee Directors during 2007.

2007 Director Compensation

	Fees Earned or	Stock	Option
	Paid in Cash	Awards	Awards	Total
Name	($)(1)	($)(2)	($)(3)	($)

John W. Spiegel	$187,000	$87,251	$55,163	$329,414
Ram Gupta	$51,500	$26,501	$55,163	$133,164
M. Douglas Ivester	$67,500	$26,501	$55,163	$149,164
Thomas P. Johnson, Jr.	$100,000	$26,501	$55,163	$181,664
Gregory J. Owens	$81,000	$26,501	$55,163	$162,664
Jeffrey C. Smith	$65,500	$26,501	$55,163	$147,164
Edward Terino	$53,000	$14,351	$28,963	$96,314

(1)	Effective as of May 2007, our compensation arrangement for non-employee members of our Board of Directors was as follows:

• an annual retainer of $20,000 and Board meeting fees of $2,000 per meeting if held in person and $1,000 per meeting if held by phone;

• the Chairman of the Board of Directors receives an annual retainer of $150,000 per year;

• 3,000 shares of service-based restricted stock and options on 15,000 shares of common stock;

• Committee meeting fees of $1,500 per meeting if held in person and $1,000 per meeting if held by phone;

• the Chairs of each of the Audit Committee and Strategic Planning Committee receive an annual retainer of $20,000; and

• the Chairs of the Corporate Governance and Nominating Committee, Finance Committee and Compensation Committee receive an annual retainer of $10,000.

The Company has retained an outside compensation consultant in 2008 to review our compensation arrangement for non-employee members of our Board of Directors.

(2)	Stock awards consist of restricted stock grants. Mr. Spiegel received 18,000 shares of restricted stock on November 1, 2006 with a fair market value of $87,480 on the date of grant. Messrs. Gupta, Ivester, Johnson, Owens and Smith each received 3,000 shares of restricted stock on November 1, 2006 with a market value of $14,580 on the date of grant. On May 25, 2007, each director received 3,000 shares of restricted stock with a fair market value of $24,030 on the date of grant. Mr. Terino was appointed to the Board in April 2007. The restricted stock awards vest one year from the date of grant.

(3)	Messrs. Spiegel, Gupta, Ivester, Johnson, Owens and Smith each received options to purchase 15,000 shares on November 1, 2006 with an exercise price of $4.86, which was the market value on the date of grant, and with a grant date fair value of $31,441. On May 25, 2007 each director received options to purchase 15,000 shares with an exercise price of $8.01, which was the market value on the date of the grant, and with a grant date fair value of $48,495. Mr. Terino was appointed to the Board in April 2007. The stock options vest one year from the date of grant.

COMPENSATION DISCUSSION AND ANALYSIS

This section provides information regarding the compensation program in place for our Chief Executive Officer, Chief Financial Officer and the three most highly-compensated executive officers other than the Chief Executive Officer and Chief Financial Officer as of December 31, 2007. Collectively, these individuals are referred to as our Named Executive Officers or “NEOs”.

Objectives of Our Compensation Program

Our executive compensation program is designed to motivate all of our employees to achieve corporate goals that enhance stockholder value and enable the Company to attract and retain exceptionally talented employees. Our Compensation Committee is guided by the following four key principles in determining the compensation of our executive officers, including the Named Executive Officers:

•	Accountability for Business Performance. Compensation should be tied in part to financial performance, so that executives are held accountable through variable compensation for the performance of the business unit for which they are responsible or the organization as a whole. As discussed in the “Components of Executive Compensation” section below, the primary metric used to determine the amount of variable compensation paid is earnings before interest, taxes, depreciation, amortization and stock-based compensation expense (“EBITDAS”). Each executive’s variable compensation (non-equity incentives) is tied to the performance of this metric associated with their responsible business unit or the overall performance of the Company.

•	Alignment with Stockholder’s Interests. Compensation should be tied in part to the Company’s stock performance through stock options, restricted stock and other equity awards to align executives’ interests with those of the Company’s stockholders. In determining the total amount to be granted annually to executives, the Committee generally considers a number of factors, including the amount of unvested stock based equity compensation grants already held by executive officers, dilution, number of shares of common stock outstanding, responsibility level, future potential, and the overall performance of the Company.

•	Accountability for Individual Performance. Compensation should be tied in part to the individual’s performance to encourage and reflect individual contributions to the Company’s performance. In determining base salaries and incentives, the Compensation Committee generally considers each officer’s leadership, level of responsibility, prior experience, individual performance over the previous year, as well as the executive’s potential for development and performance in the future. We do not apply formulas or assign these factors specific mathematical weights; instead, we exercise our judgment and discretion with respect to these factors.

•	Competition. Compensation should reflect the competitive nature of the software industry and the competitive market for exceptional talent, especially in upper level positions, so the Company can attract, retain, and motivate talented employees.

Components of Executive Compensation

Compensation paid to our executive officers during 2007 consisted of the following components: base salary, annual variable cash incentive awards, long-term equity incentives (awards of stock options, restricted stock and stock appreciation rights) and participation in our employee benefit plans. Because executive officers are more able to affect the Company’s results, we believe that a larger proportion of their pay should be linked to the Company’s overall performance. As such, we have placed a higher portion of our executive officers’ compensation toward long-term equity awards so that they have a vested interest in the long-term success of our Company.

The Company uses outside compensation guides to assist in determining market level compensation and to provide direction for the types of compensation such as salary, variable cash incentives, and long-term equity incentives. During 2007, the Compensation Committee compared our executive management compensation levels to similarly situated positions in two publicly-available surveys: the Radford Executive Survey and the Culpepper Executive Survey. We use data comparisons from these surveys to review technology companies of similar revenue size and technology companies that we compete with for executive talent to evaluate overall compensation. We do not “benchmark” or specifically target certain levels of compensation to be paid to our executive officers, including the NEOs, based on the survey information, nor does the Compensation Committee consider the names of the actual companies comprising the survey information. Instead, we review the survey information solely to review the competitive market with respect to levels of compensation.

Base Salary.  Base salary is intended to signal the internal value of the position. In establishing the base salary for each NEO for 2007, the Compensation Committee considered, as appropriate, the nature and scope of each executive’s responsibilities, the executive’s prior compensation and performance in his or her job, the pay levels of similarly situated executives within the Company, and comparative market compensation levels. We do not apply formulas or assign these factors specific mathematical weights; instead we exercise judgment and discretion.

Mr. Dreyer’s annual base salary was increased to $375,000 in November 2006 in connection with his appointment as CEO and remained at this level in 2007. Mr. Kruger’s base salary increased during 2007 in connection with his appointment as President of the Enterprise business and his move from the United Kingdom to the United States. In 2007, Ms. Putnam’s annual base salary was increased by $25,000 and the target for her annual cash incentive award was reduced by a similar amount. Mr. Stone received a cost of living adjustment in 2007 and Mr. Underwood’s base salary was unchanged from 2006.

Annual Cash Incentive Awards.  Our executives are eligible for annual variable cash incentives based on the attainment of specific financial (EBITDAS) objectives. The Compensation Committee believes that EBITDAS is the appropriate measure for determining annual cash incentive awards since our Company uses EBITDAS as an internal measure of operating performance to assist in comparing performance from period to period on a consistent basis; as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; and in communications with the Board of Directors concerning our financial performance. Under the terms of our annual cash incentive plan, our executives are entitled to 100% of their annual cash incentive objective upon meeting the assigned EBITDAS target, 50% upon meeting a minimum EBITDAS target and up to 200% upon meeting a maximum EBITDAS target. Our executives are not entitled to any cash incentive under the terms of our annual cash incentive plan if a minimum EBITDAS target is not met.

The following table summarizes, for each Named Executive Officer, the target cash incentive awards and the amounts actually earned by each executive officer under their respective annual compensation plan in 2007. The annual cash incentive awards are calculated by comparing actual results achieved versus the specific EBITDAS targets associated with applicable business unit or overall results of the Company. In 2007, the incentives earned are the result of executives exceeding EBITDAS targets, or failing to meet EBITDAS targets thus reducing the payment below 100% of target incentive.

				2007
				Non-equity
			2007	Incentive
Executive Officers	Financial Target Metric	2007 Targets ($)	Achievement (%)	Compensation ($)

Johann J. Dreyer	Company	$225,000	137%	$307,132
John A. Stone	Company	$90,000	137%	$122,853
Jan Kruger	Postilion Segment	$154,058	102%	$156,890
Meigan Putnam	EP Insurance	$175,000	77%	$134,136
Neil Underwood	EP Americas	$200,000	165%	$329,526

Long-Term Incentive Compensation.  We use stock-based compensation, including service-based stock options, restricted stock, and stock appreciation rights, to provide long-term incentive compensation. The Compensation Committee endorses the position that stock ownership by management is beneficial in aligning management’s and stockholders’ interests in the enhancement of stockholder value. The purpose of stock-based compensation awards is to provide an opportunity for the recipients to acquire or increase a proprietary interest in us, thereby creating a stronger incentive to expend maximum effort for our long-term growth and success, and encouraging recipients to remain in our employ. Consistent with the Company’s compensation philosophy, as described above, individuals at higher levels received a greater proportion of total pay in the form of equity. Historically, stock based compensation awards were primarily granted in the form of options to purchase shares of our common stock. In 2006, we began issuing restricted stock awards and cash settled stock appreciation rights, in addition to stock options, in an effort to reduce the number of shares being issued under our equity incentive plan.

Grant values for each of the executives are generally, and have been historically, determined by individual performance, internal relativity and market data. In 2006, we faced a very challenging operating environment marked by a six month process of exploring strategic alternatives. As this process concluded in October 2006, we recognized that it would take significant commitment, dedication and effort to execute our plan to deliver long-term stockholder value and our Compensation Committee reviewed our long-term incentive program with a view toward retaining our executives and rewarding them for managing the Company through this period and beyond. Accordingly, during the latter part of 2006 and during 2007, stock options to purchase 923,869 shares of common stock, 851,824 stock appreciation rights and 68,491 shares of restricted stock were granted to our NEOs. The Compensation Committee felt that these grants were important to retain and motivate the NEOs following the conclusion of the process of exploring strategic alternatives and the change in the Company’s Chief Executive Officer in October 2006.

The Board of Directors, upon the recommendation of the Compensation Committee, approved all equity awards granted in 2007. The grant date of these equity awards was the date of approval by the Board of Directors and the exercise price was the closing price of our common stock as of such date, except for equity awards granted to new hires, in which case the exercise price was the closing price of our common stock on the first day of their employment.

Perquisites.  From time to time we provide executive perquisites that the Compensation Committee believes are reasonably consistent with its overall compensation program and are attractive components of the total pay package in hiring and retaining executives in key positions. These perquisites are described in the footnotes following the “Summary Compensation” table.

Other.  In addition to the compensation paid to executive officers described above, executive officers, along with and on the same terms as other employees, receive certain benefits, including participation in our 401(k) Plan and matching contributions, medical, prescription, dental, disability, employee life, group life, accidental death or travel accident insurance benefits.

Internal Revenue Code Section 162(m).  Section 162(m) of the Internal Revenue Code of 1986 (the “Code”) disallows publicly traded companies from receiving a tax deduction on compensation paid to executive officers in excess of $1 million (section 162(m) of the Code), unless, among other things, the compensation meets the requirements for performance-based compensation. The Compensation Committee considered the deductibility limit for compensation when awarding equity-based compensation beginning in fiscal 1999. Our 2003 Stock Option Plan contains provisions to allow option grants and stock appreciation rights to qualify for an exemption from this limit.

Executive Compensation Tables

The following tables illustrate the compensation earned by our Chief Executive Officer, our Chief Financial Officer, and our other three most highly compensated executive officers serving in 2007. In the table related to our executive compensation below, we are disclosing the values of restricted stock, stock options, and stock appreciation rights in accordance with SFAS 123(R) as required by SEC regulations for fair value as of the grant date. For restricted stock, the fair value per SFAS 123(R) is equal to the closing price of our stock on the date of grant. For stock options and stock appreciation rights, the fair value per SFAS 123(R) is based on certain assumptions which we explain in Notes 2 and 15 to our consolidated financial statements in our Annual Report on Form 10-K for 2007. We recognize stock based compensation expense, net of an estimated forfeiture rate, on a straight-line basis over the requisite service period, but have modified the expense below to exclude forfeiture rate estimates for stock based compensation recognized in 2007, as required by SEC regulations.

SUMMARY COMPENSATION TABLE

					Non-equity
			Stock	Option	Incentive	All Other
		Salary	Awards	Awards	Compensation	Compensation	Total
Name and Principal Position	Year	($)	($)(1)	($)(2)	($)	($)(3)(4)	($)

Johann J. Dreyer	2007	$375,000	$51,064	$783,015	$307,132	$4,500	$1,520,711
Chief Executive Officer	2006	$297,240	$11,347	$373,112	$242,448	$4,400	$928,547
and Director(4)

John Stone	2007	$215,000	$—	$193,480	$122,853	$4,150	$535,483
Chief Financial Officer	2006	$210,000	$—	$159,841	$131,227	$175	$501,243

Jan Kruger	2007	$280,081	$18,243	$564,915	$156,890	$85,685	$1,105,814
Group President	2006	$255,400	$3,040	$126,750	$110,713	$17,285	$513,188

Meigan Putnam	2007	$225,000	$60,522	$1,150,890	$134,136	$4,500	$1,575,048
Senior Vice President	2006	$200,000	$10,087	$281,789	$281,965	$24,400	$798,241

Neil Underwood	2007	$200,000	$30,261	$591,040	$329,526	$4,500	$1,155,327
Senior Vice President	2006	$200,000	$5,043	$158,361	$388,994	$2,095	$754,493

(1)	Stock awards consist of restricted stock grants. Vesting dates of the grants are disclosed in Table “2007 Outstanding Equity Awards at Fiscal Year-End”.

(2)	Option awards include issuance of options to purchase common stock and stock appreciation rights. All options and stock appreciation rights have an exercise price equal to the closing price of our common stock on the date of grant. With respect to options and stock appreciation rights granted to Named Executive Officers during 2007, the options and stock appreciation rights were considered granted and the measurement date determined on the day the Board of Directors approved the grants. Vesting dates are disclosed in Table “2007 Outstanding Equity Awards at Fiscal Year-End”.

(3)	Consists of 401(k) matching contributions except for (i) Mr. Kruger, which also includes $42,306 of relocation expenses paid in 2007 that were incurred in connection with Mr. Kruger’s transfer to the United States, $28,581 of “gross-up” payments to cover the taxes for these relocation expenses, and contributions under foreign retirement plans of $12,752 in 2007 and $17,285 in 2006 and (ii) Ms. Putnam, which also includes, in 2006, a $20,000 reimbursement for a golf club initiation fee.

(4)	The amounts shown in this column exclude medical, disability and certain other benefits received by Named Executive Officers that are generally available to all of our employees.

The following table summarizes the non-equity incentive plan awards, restricted stock, stock appreciation rights and stock options issued to our Named Executive Officers during 2007.

				All Other	All Other
				Stock Awards:	Option Awards:		Grant Date
		Estimated Future Payouts		Number of	Number of	Exercise	Fair
		Under Non-Equity		Shares of	Securities	Base Price	Value of Stock
		Incentive Plan Awards(1)		Stock or	Underlying	of Option	and Option
	Grant	Target	Maximum	Units	Options	Awards	Awards
Name	Date	($)	($)	($)	($)	($/Sh)	($)

Johann J. Dreyer		$225,000	$450,000
John Stone	3/9/2007	$90,000	$180,000	—	75,000	$5.33	$166,461
Jan Kruger		$154,058	$308,116
Meigan Putnam		$175,000	$350,000
Neil Underwood		$200,000	$400,000

(1)	Amounts shown as estimated future payments under non-equity incentive plan awards are the target and maximum cash incentive each executive was eligible to receive under their respective 2007 plan. There were no threshold amounts for incentive awards. The actual amounts earned by each executive under the 2007 plan are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(2)	Mr. Stone received an option to purchase 75,000 shares of common stock with an exercise price of $5.33 per share on March 9, 2007. The stock option vests over four years with 25% vesting in March 2008, 25% in March 2009, 25% in March 2010 and 25% in March 2011.

2007 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The table below summarizes equity awards held by our Named Executive Officers on December 31, 2007. Option awards consist of stock options and stock appreciation rights. Stock awards consist of restricted stock.

	Option Awards				Stock Awards
					Number of	Market
					Shares or	Value of
	Number of	Number of			Units of	Shares or
	Securities	Securities			Stock	Units of
	Underlying	Underlying	Option		That	Stock That
	Unexercised	Unexercised	Exercise	Option	Have Not	Have Not
	Options	Options	Price	Expiration	Vested	Vested
Name	(#)	(#)	($)	Date	(#)	($)(1)
	Exercisable	Unexercisable

Johann J. Dreyer(2)	75,000	—	$8.97	12/24/2014
	75,000	75,000	$4.15	11/8/2015
	225,094	225,095	$4.86	11/1/2016
					9,340	$68,182

John A. Stone(3)	37,500	12,500	$9.43	6/18/2014
	31,250	62,500	$4.15	11/8/2015
	—	75,000	$5.33	3/9/2017

Jan Kruger(4)	15,000	15,000	$7.02	3/16/2015
	18,890	18,891	$4.26	2/16/2016
	6,109	6,110	$4.26	2/16/2016
	43,585	43,585	$4.86	11/1/2016
	106,478	106,478	$4.86	11/1/2016
					6,227	$45,457

	Option Awards				Stock Awards
					Number of	Market
					Shares or	Value of
	Number of	Number of			Units of	Shares or
	Securities	Securities			Stock	Units of
	Underlying	Underlying	Option		That	Stock That
	Unexercised	Unexercised	Exercise	Option	Have Not	Have Not
	Options	Options	Price	Expiration	Vested	Vested
Name	(#)	(#)	($)	Date	(#)	($)(1)
	Exercisable	Unexercisable

Meigan Putnam(5)	60,000	—	$8.45	5/9/2011
	30,000	10,000	$8.42	5/18/2014
	37,427	75,000	$4.15	11/8/2015
	37,170	87,170	$4.86	11/1/2016
	106,478	212,956	$4.86	11/1/2016
					12,453	$90,907

Neil Underwood(6)	40,000	—	$10.55	11/21/2011
	5,000	—	$5.30	8/25/2012
	3,000	1,000	$8.07	4/19/2014
	36,202	75,000	$4.15	11/8/2015
	21,793	43,585	$4.86	11/1/2016
	53,239	106.478	$4.86	11/1/2016
					6,227	$45,457

(1)	Based on the market closing price of $7.30 per share on December 31, 2007.

(2)	Mr. Dreyer’s 75,000 stock options expiring in November 2015 will vest 50% in November 2008 and the remaining 50% in November 2009. The 225,095 stock options expiring in November 2016 and the 9,340 shares of restricted stock will vest in October 2008.

(3)	Mr. Stone’s 12,500 stock options expiring in June 2014 will vest in June 2008. One-half of the 62,500 stock options expiring in November 2015 will vest in November 2008 and the remaining half will vest in November 2009. The 75,000 stock options expiring in March 2017 vest over four years with 25% vesting in March 2008, 25% in March 2009, 25% in March 2010 and 25% in March 2011.

(4)	Mr. Kruger’s 15,000 stock options expiring in March 2015 will vest 50% in March 2008 and the remaining 50% in March 2009. One-half of the 18,891 stock options and one-half of the 6,110 stock options, both expiring in February 2016, will vest in November 2008 and the remaining halves will vest in November 2009. The 43,585 stock options expiring in November 2016, the 106,478 stock appreciation rights expiring in November 2016, and the 6,227 shares of restricted stock will vest in October 2008.

(5)	Ms. Putnam’s 10,000 stock options expiring in May 2014 will vest in May 2008. The 75,000 stock options expiring in November 2015 will vest 50% in November 2008 and the remaining 50% in November 2009. The 87,170 stock options expiring in November 2016, the 212,956 stock appreciation rights expiring in November 2016, and the 12,453 shares of restricted stock will vest in October 2008.

(6)	Mr. Underwood’s 1,000 stock options expiring in April 2014 will vest in April 2008. The 75,000 stock options expiring in November 2015 will vest 50% in November 2008 and the remaining 50% in November 2009. The 43,585 stock options expiring in November 2016, the 106,478 stock appreciation rights expiring in November 2016, and the 6,227 restricted stock shares will vest in October 2008.

2007 OPTION EXERCISES AND STOCK VESTED TABLE

The table below summarizes exercises by our Named Executive Officers, and the value realized upon exercise, of stock options, stock appreciation rights awards and the vesting of restricted stock in 2007.

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise	Acquired on Vesting	on Vesting
Name	(#)	($)(1)	(#)	($)(2)

Johann J. Dreyer	—	$—	9,339	$74,525
John A. Stone	31,250	$125,025	—	$—
Jan Kruger	—	$—	6,226	$50,057
Meigan Putnam	194,051	$692,644	12,453	$100,122
Neil Underwood	120,829	$449,901	6,226	$50,057

(1)	Amounts reflect the difference between the exercise price and the market price at the time the stock options and stock appreciation rights were exercised.

(2)	Amounts reflect the market price at the time the restricted stock awards vested.

Potential Payments on Termination or Change in Control

We entered into an agreement with John Stone, our Chief Financial Officer, pursuant to which we will pay Mr. Stone severance payments equal to 12 months of base salary in the event he is terminated by the Company without “cause” (as defined below) and reimburse his COBRA premiums under our major medical group health plan for a period of 12 months. We have also entered into employment agreements with Mr. Dreyer, Mr. Kruger, Ms. Putnam, and Mr. Underwood. The initial term of these employment agreements are for three years and they are subject to annual 12 month renewals on each anniversary of the execution of the agreements, unless 90 days notice of intent not to renew is given by either party. Pursuant to the terms of their employment agreements and/or equity award agreements, Messrs. Dreyer, Kruger and Underwood and Ms. Putnam are entitled to compensation and/or vesting of equity awards in case of (i) termination by the Company without cause or by the executive with “good reason” (as defined below), (ii) termination by the Company within two years after a “change in control” (as defined below) without cause or by the executive with good reason, (iii) a change in control or (iv) death. These terms are defined as follows:

•	‘‘Cause” means:

•	the conviction of a felony or a crime involving moral turpitude or the willful commission of any other act or omission involving dishonesty or fraud with respect to, and materially adversely affecting the business affairs of, the Company or any of its subsidiaries or any of their customers or suppliers;

•	conduct tending to bring the Company or any of its subsidiaries into substantial public disgrace or disrepute that causes substantial and material injury to the business and operations of the Company or such subsidiary;

•	substantial and repeated failure to perform duties of the office held by the executive as reasonably directed by the Company (other than any such failure resulting from the executive’s incapacity due to injury or illness);

•	gross negligence or willful misconduct with respect to the Company or any of its subsidiaries that causes substantial and material injury to the business and operations of the Company or such subsidiary; or

•	any material breach of the Confidentiality, Non-Disclosure and Non-Solicitation Agreement with the Company.

•	‘‘Good Reason” means:

•	the Company’s failure to perform or observe any of the material terms or provisions of the executive’s employment agreement;

•	a material reduction in the scope of the executive’s duties without his written consent;

•	any requirement by the Company, without the written consent of the executive, that the executive relocate to a place more than 50 miles from Atlanta, Georgia to perform his or her duties; or

•	the failure of the Company to obtain the assumption of the Company’s obligations under the employment agreement by a successor.

•	Additionally, Ms. Putnam’s employment agreement provides that “good reason” includes the occurrence of a change in control if she provides at least a six month’s notice to leave within 30 days after the change in control and the Company does not terminate her within the six-month notice period.

•	‘‘Change in Control” means the earliest to occur of the following:

•	any person becomes the beneficial owner of 50% or more of the total number of voting shares of the Company;

•	any person (other than the persons named as proxies solicited on behalf of the Board) holds revocable or irrevocable proxies, as to the election or removal of two or more directors of the Company, for more than 50% of the total number of voting shares of the Company;

•	any person has commenced a tender or exchange offer, or entered into an agreement or received an option, to acquire beneficial ownership of more than 50% of the total number of voting shares of the Company;

•	there is a sale or other transfer of all or substantially all of the assets of the Company; or

•	as the result of, or in connection with, any cash tender or exchange offer, merger, or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of the Company before such transaction shall cease to constitute at least a majority of the Board or any successor corporation.

Notwithstanding the above, a “change in control” will not be deemed to have occurred under the second and third bullet points above if, within 30 days of such action, the Board (by a two-thirds affirmative vote of the directors in office before such action occurred) makes a determination that such action does not and is not likely to constitute a change in control of the Company.

Compensation and/or vesting of equity awards from termination, change in control, or death are listed below under the different scenarios.

Termination by the Company without cause or by executive with good reason.  Messrs. Dreyer, Kruger and Underwood and Ms. Putnam are eligible for payments and vesting of equity awards if terminated by the Company without cause or by the executive with good reason, as stated in their employment or equity award agreements which provide for (i) severance equal to base salary as of the termination date paid over 12 months, (ii) a cash incentive payment equal to the average annual incentive paid in the previous 36 months before termination payable at the time the incentive would have been due if still employed, (iii) continued employee benefits for 12 months, and (iv) vesting of unvested awards under the November 2006 equity grants. Mr. Underwood is not eligible for a cash incentive payment as a result of termination by the Company without cause or by the executive with good reason. Pursuant to Mr. Stone’s agreement, in the event he is terminated by the Company without cause, Mr. Stone is entitled to (i) severance equal to his base salary as of the termination date paid over 12 months, and (ii) reimbursement of COBRA premiums under our major medical group health plan for a period of 12 months. Mr. Stone is not eligible for cash incentive payments or vesting of equity awards as a result of termination by the Company without cause.

Termination by the Company within two years after a change in control without cause or by executive with good reason.  In the event of termination within two years after a change in control, Messrs. Dreyer, Kruger and Underwood and Ms. Putnam are entitled to the benefits above for termination by the Company without cause or by executive with good reason as well as the vesting of all outstanding options held by the executives at the time of termination. Mr. Underwood is not eligible for a cash incentive payment as a result of termination within two years after a change in control. Mr. Stone’s agreement is for termination without cause irrespective of whether there has been a change in control.

Change in control without termination.  Of our NEOs, only Mr. Dreyer has an agreement in place that is triggered solely by a change in control. His agreement provides for his unvested stock options to vest as of the day of the change in control in accordance with the formula below. Additionally, so long as Mr. Dreyer is continuously employed, the remaining unvested stock options will vest monthly in accordance with the same formula until all options are vested.

•	2/3 of the unvested stock options multiplied by (months since most recent vesting date) divided by (months from the most recent vesting date through date that option is fully vested)

Death.  Our stock option agreements provide that all unvested stock options will vest upon the death of the executive. The agreements with our Named Executive Officers do not trigger any additional compensation and/or vesting of equity awards upon the death of the executive.

Potential termination and change in control scenarios.  We have used December 31, 2007 as the measurement date for calculating the potential payments and fair value of vesting equity awards in the following table.

Potential Payments Upon Termination or a Change in Control

			Cash		Options	Stock
		Severance	Incentives	Benefits	Awards	Awards
Name	Event	($)(1)	($)	($)(2)	($)(3)	($)(3)

Johann J. Dreyer	Termination w/o cause or by executive w/ good reason	$375,000	$243,193	$35,850	$562,457	$42,614
	Change in Control (“CIC”)	$—	$—	$—	$170,048	$—
	Termination w/in two yrs. after CIC w/out cause or by executive w/cause	$375,000	$243,193	$35,850	$562,457	$42,614
	Death	$—	$—	$—	$562,457	$—

John A. Stone	Termination w/o cause	$215,000	$—	$17,479	$—	$—
	Change in Control (“CIC”)	$—	$—	$—	$—	$—
	Termination w/in two yrs. after CIC w/out cause	$215,000	$—	$17,479	$—	$—
	Death	$—	$—	$—	$282,595	$—

			Cash		Options	Stock
		Severance	Incentives	Benefits	Awards	Awards
Name	Event	($)(1)	($)	($)(2)	($)(3)	($)(3)

Jan Kruger	Termination w/o cause or by executive w/ good reason	$275,000	$133,802	$16,714	$305,128	$37,881
	Change in Control (“CIC”)	$—	$—	$—	$—	$—
	Termination w/in two yrs. after CIC w/out cause or by executive w/cause	$275,000	$133,802	$16,714	$379,030	$37,881
	Death	$—	$—	$—	$162,525	$—

Meigan Putnam	Termination w/o cause or by executive w/ good reason	$225,000	$208,051	$21,162	$829,444	$75,756
	Change in Control (“CIC”)	$—	$—	$—	$—	$—
	Termination w/in two yrs. after CIC w/out cause or by executive w/cause	$225,000	$208,051	$21,162	$829,444	$75,756
	Death	$—	$—	$—	$396,433	$—

Neil Underwood	Termination w/o cause or by executive w/ good reason	$200,000	$—	$23,598	$305,128	$37,881
	Change in Control (“CIC”)	$—	$—	$—	$—	$—
	Termination w/in two yrs. after CIC w/out cause or by executive w/cause	$200,000	$—	$23,598	$524,316	$37,881
	Death	$—	$—	$—	$307,810	$—

(1)	Based on each executive’s salary for 2007.

(2)	The amounts in this column include payments for health care, life and disability insurance premiums and an equivalent of a 401(k) match.

(3)	The amounts in these columns include the value at December 31, 2007 of the accelerated vesting of unvested restricted stock, stock options and stock appreciation rights based on their settlement as of December 31, 2007 at a stock price of $7.30, the closing price of our common stock on such date.

Other Officers and Employees

In connection with the Company’s exploration of strategic alternatives in 2006, the Board of Directors, upon the recommendation of the Compensation Committee, approved and adopted an employee change of control severance plan (the “Plan”) which will expire in May 2008. Under the Plan, executive officers without employment agreements are entitled to 12 months of severance pay and 12 months of continued health benefits in the event they are constructively terminated within one year following a change in control of the Company.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2007, the Compensation Committee of the Board of Directors was composed of Mr. Ivester, who is the Chairman, and Messrs. Owens and Johnson. No member of the Compensation Committee was an officer or employee of the Company or any subsidiary of the Company during fiscal year 2007. There are no interlock relationships as defined in the applicable SEC rules.

Transactions with Management and Related Parties

We recognize that related party transactions can present potential or actual conflicts of interest and create the appearance that Company decisions are based on considerations other than our best interests and our stockholders best interests. Any related party transaction must be reported to our Chief Legal Officer and Internal Auditor and may be consummated or may continue only if the transaction is on terms comparable to those that could be obtained in arms-length dealings with an unrelated third party. We review potential related parties annually to determine if a reportable related party transaction exists and should be disclosed in our Annual Report on Form 10-K and report findings to our Board.

As a result of our sale of VerticalOne to Yodlee, Inc. in January 2001, we own approximately 14% of Yodlee as of December 31, 2007. Ram Gupta, who serves as one of our Directors, is a member of Yodlee’s Board of Directors. Further details are discussed in Notes 2 and 4 to our consolidated financial statements in our Annual Report on Form 10-K for 2007.

Report of the Compensation Committee

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with management. The Compensation Committee recommended to the Board of Directors that the Compensation and Discussion and Analysis be included in the proxy statement for filing with the Securities and Exchange Commission and incorporated by reference in the Company’s Annual Report on Form 10-K for 2007.

Compensation Committee

M. Douglas Ivester (Chairman)
Thomas P. Johnson
Gregory J. Owens

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and officers, and persons who own more than 10% of our common stock, to file with the Securities and Exchange Commission initial reports of ownership of our equity securities and to file subsequent reports when there are changes in their ownership. Based on a review of reports submitted to us, we believe that all required Section 16(a) reports were timely filed in 2007 except for the following: On November 13, 2007, Forms 4 were filed on behalf of Ms. Putnam and Mr. Underwood to report the November 8, 2007 option exercises and sale of 73 shares and 1,298 shares, respectively. These transactions were executed pursuant to a stock trading plan designed to comply with Rule 10b5-1. Additionally, on November 2, 2007, Forms 4 were filed on behalf of Mr. Kruger, Ms. Putnam and Mr. Underwood to report the October 30, 2007 payment of tax liability by the delivery of shares of common stock related to the vesting of 2,553 shares, 4,014 shares and 2,021 shares of restricted stock, respectively.

Stock Owned by Management and Directors

The following table presents information known to us regarding the beneficial ownership of our common stock as of April 4, 2008 by each of our Named Executive Officers and directors and by all of our directors and Named Executive Officers as a group. At April 4, 2008, there were 56,755,289 shares of our common stock issued and outstanding. All information as to beneficial ownership has been provided to us by the directors and Named Executive Officers, and unless otherwise indicated, each of the directors and Named Executive Officers has sole voting and investment power over all of the shares that they beneficially own. The address of each director and Named Executive Officer is c/o S1 Corporation, 705 Westech Drive, Norcross, Georgia 30092.

			Percent of
	Number of Shares and		Common
	Nature of Beneficial		Stock
Name	Ownership(a)		Outstanding

Directors
John W. Spiegel	111,200	(b)	*
Ram Gupta	36,000	(c)	*
M. Douglas Ivester	356,000	(d)	*
Thomas P. Johnson, Jr.	66,000	(e)	*
Gregory J. Owens	101,000	(f)	*
Jeffrey C. Smith	6,944,698	(g)	12.2%
Edward Terino	25,500	(h)	*
Executive Officers
Johann J. Dreyer	393,773	(i)	*
John Stone	87,500	(j)	*
Jan Kruger	70,984	(k)	*
Meigan Putnam	158,035	(1)	*
Neil Underwood	99,975	(m)	*
All directors and executive officers as a group (12 persons)	8,450,665	(n)	14.9%

*	Less than one percent

(a)	In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of common stock if that person has or shares voting power or investment power over the security, or has the right to acquire beneficial ownership at any time within 60 days from April 4, 2008. For this table, voting power includes the power to vote or direct the voting of shares and investment power includes the power to dispose or direct the disposition of shares.

(b)	The share ownership of Mr. Spiegel includes 3,000 shares of restricted stock, 85,000 shares of common stock issuable upon the exercise of stock options, 23,000 shares owned directly by Mr. Spiegel and 200 shares owned by his wife.

(c)	The share ownership of Mr. Gupta includes 3,000 shares of restricted stock, 30,000 shares of common stock issuable upon the exercise of stock options and 3,000 shares owned directly by Mr. Gupta.

(d)	The share ownership of Mr. Ivester includes 3,000 shares of restricted stock, 150,000 shares of common stock issuable upon the exercise of stock options and 203,000 shares owned directly by Mr. Ivester.

(e)	The share ownership of Mr. Johnson includes 3,000 shares of restricted stock, 30,000 shares of common stock issuable upon the exercise of stock options and 33,000 shares owned directly by Mr. Johnson.

(f)	The share ownership of Mr. Owens includes 3,000 shares of restricted stock, 95,000 shares of common stock issuable upon the exercise of stock options and 3,000 shares owned directly by Mr. Owens.

(g)	The share ownership of Mr. Smith includes 3,000 shares of restricted stock and 30,000 shares of common stock issuable upon the exercise of stock options and 3,000 shares owned directly by Mr. Smith. Mr. Smith is a Partner of Ramius LLC (“Ramius”). According to a Form 4 filed with the Securities and Exchange Commission on August 22, 2007, Ramius is a member of a “group” within the meaning of Section 16(a) of the Securities Exchange Act of 1934) which indirectly owns 1,142,357 shares held by Parche, LLC, 33,055 shares held by Ramius Fund III, Ltd., 569,905 shares held by Ramius Master Fund, Ltd., 128,674 shares held by RCG Ambrose Master Fund, Ltd., 133,919 shares held by RCG Halifax Fund, Ltd. and 4,900,788 shares held by Starboard Value and Opportunity Master Fund. Mr. Smith disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in the shares.

(h)	The share ownership of Mr. Terino includes 3,000 shares of restricted stock, 15,000 shares of common stock issuable upon the exercise of stock options and 7,500 shares owned directly by Mr. Terino.

(i)	The share ownership of Mr. Dreyer includes 9,340 shares of restricted stock, 375,094 shares of common stock issuable upon the exercise of stock options and 9,339 shares owned directly by Mr. Dreyer.

(j)	The share ownership of Mr. Stone consists of 87,500 shares of common stock issuable upon the exercise of stock options.

(k)	The share ownership of Mr. Kruger includes 6,227 shares of restricted stock, 61,084 shares of common stock issuable upon the exercise of stock options and 3,673 shares owned directly by Mr. Kruger.

(l)	The share ownership of Ms. Putnam includes 12,453 shares of restricted stock, 137,170 shares of common stock issuable upon the exercise of stock options and 8,412 shares owned directly by Ms. Putnam.

(m)	The share ownership of Mr. Underwood includes 6,227 shares of restricted stock, 89,543 shares of common stock issuable upon the exercise of stock options and 4,205 shares owned directly by Mr. Underwood.

(n)	Includes 1,185,391 shares of common stock issuable upon the exercise of stock options.

Principal Stockholders

The following table presents information known to us regarding the beneficial ownership of our common stock as of April 4, 2008 by each person believed by management to be the beneficial owner of more than 5% of our outstanding common stock.

	Number of Common		Percent of
	Shares and Nature of		Common Stock
Name and Address of Beneficial Owner	Beneficial Ownership(a)		Outstanding

Ramius LLC and related entities	6,908,698	(b)	12.2%
599 Lexington Avenue, 20th Floor New York, NY 10022
Dimensional Fund Advisors LP	4,993,783	(c)	8.8%
1299 Ocean Avenue Santa Monica, CA 90401
Wellington Management Company, LLP	4,076,966	(d)	7.2%
75 State Street Boston, MA 02109
Barclays Global Investors, NA	3,265,718	(e)	5.8%
45 Fremont Street San Francisco, CA 94105

(a)	In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of common stock if that person has or shares voting power or investment power over the security, or has the right to acquire beneficial ownership at any time within 60 days from April 4, 2008. For this table, voting power includes the power to vote or direct the voting of shares and investment power includes the power to dispose or direct the disposition of shares.

(b)	Mr. Smith is a Partner of Ramius LLC (“Ramius”). According to a Form 4 filed with the Securities and Exchange Commission on August 22, 2007, Ramius is a member of a “group” within the meaning of Section 16(a) of the Securities Exchange Act of 1934) which indirectly owns 1,142,357 shares held by Parche, LLC, 33,055 shares held by Ramius Fund III, Ltd., 569,905 shares held by Ramius Master Fund, Ltd., 128,674 shares held by RCG Ambrose Master Fund, Ltd., 133,919 shares held by RCG Halifax Fund, Ltd. and 4,900,788 shares held by Starboard Value and Opportunity Master Fund. Mr. Smith disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in the shares.

(c)	According to Schedule 13G/A filed with the Securities and Exchange Commission on February 6, 2008, Dimensional Fund Advisors LP (formerly, Dimensional Fund Advisors Inc.) (“Dimensional”), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the “Funds.” Dimensional reported that they have sole voting power and sole dispositive power of 4,993,783 shares which are held by the Funds.

(d)	According to Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2008, Wellington Management, in its capacity as investment adviser, reported that they have shared voting power of 3,428,866 shares and shared dispositive power of 4,076,966 shares which are held of record by its clients.

(e)	According to Schedule 13G jointly filed with the Securities and Exchange Commission on February 6, 2008, Barclays Global Investors, NA and Barclays Global Fund Advisors reported that they have sole voting power of 3,050,766 shares and sole dispositive power of 3,265,718 shares which are held of record by its clients.

PROPOSAL 2: RATIFICATION OF THE INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected PricewaterhouseCoopers LLP (“PwC”) as the independent registered public accounting firm to audit the books of the Company and its subsidiaries for the year ending December 31, 2008, to report on the consolidated statement of financial position and related statement of earnings of the Company and its subsidiaries, and to perform such other appropriate accounting services as may be required by the Board. The affirmative votes of the majority of the shares present, either in person or represented by proxy, at the Annual Meeting is required to ratify the appointment of PwC as the independent registered public accounting firm for the Company for 2008. The Board recommends that the stockholders vote in favor of ratifying the selection of PwC for the purposes set forth above. If the stockholders do not ratify the selection of PwC, the Audit Committee will consider a change in auditors for 2009.

PwC has advised the Audit Committee that they are independent accountants with respect to the Company, within the meaning of standards established by the American Institute of Certified Public Accountants, the Public Company Accounting Oversight Board, the Independence Standards Board and federal securities laws administered by the SEC. Representatives of PwC are expected to be present at the annual meeting. They will have the opportunity to make a statement if they so desire, and they will be available to respond to appropriate questions.

Audit Committee Report

Our Audit Committee is comprised of three directors, Mr. Johnson (Chairman), Mr. Ivester, and Mr. Terino. As of the date of this proxy statement, each of the Committee members is an “independent director” under the NASDAQ Stock Market rules. The Committee’s responsibilities are described in a written charter that was adopted by our Board of Directors.

Management has primary responsibility for the Company’s financial statements and the overall reporting process, including the Company’s system of internal controls. The independent registered public accounting firm audits the annual financial statement prepared by management, expresses an opinion as to whether those financial statements fairly present, in all material respects, the financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States of America and discusses with us their independence and any other matters they are required to discuss with us or that they believe should be raised with us. Our Audit Committee oversees these processes, although they rely on the information provided to them and on the representations made by management and the independent registered public accounting firm.

The Audit Committee reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2007 with our management. The Committee discussed with PwC the matters required to be discussed by Statement on Accounting Standards No. 61, Communication with Audit Committees. The Committee received the written disclosures and the letter from PwC required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed with PwC the independence of PwC. Based on the review and discussions described in this paragraph, the Audit Committee recommended to the Board of Directors the inclusion of our audited financial statements for the year ended December 31, 2007 in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for filing with the Securities and Exchange Commission.

Audit Committee

Thomas P. Johnson, Jr. (Chairman)
M. Douglas Ivester
Edward Terino

Audit Fees

The aggregate fees billed by PwC for professional services rendered for the audit of our annual financial statements, reviews of the financial statements included in our quarterly reports on Form 10-Q and services provided for statutory and regulatory filings were $1,567,000 and $1,800,000 for the fiscal years ended December 31, 2007 and 2006, respectively.

Audit-Related Fees

Fees billed by PwC for audit related services were $62,150 and $21,470 for the fiscal years ended December 31, 2007 and 2006, respectively. The fees related to services that are not required by statue or regulation, advice as to the preparation of statutory financial statements, and consultations concerning financial accounting and reporting standards.

Tax Fees

The aggregate fees billed by PwC for professional services related to our tax fees for the fiscal years ended December 31, 2007 and 2006 were $281,300 and $116,250, respectively. The fees related to tax compliance, review and preparation of corporate and expatriate tax returns, assistance with tax audits, review of the tax treatments for certain expenses, extra-territorial income analysis and transfer pricing documentation for compliance.

All Other Fees

There were $2,400 for software maintenance fees and compliance service fees billed by PwC for 2006. Additionally, there was $77,040 of due diligence work by PwC related to our exploration of strategic alternatives in 2006.

In considering the nature of the services provided by PwC, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent auditor and our management to determine that they are permitted under the rules and regulations concerning auditor independence implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

Pre-Approval Policy

The services performed by the independent registered public accounting firm in 2007 were pre-approved in accordance with the pre-approval policy and procedures adopted by the Audit Committee in October 2002. This policy describes the permitted audit, audit-related, tax, and other services (collectively, the “Disclosure Categories”) that the independent auditor may perform. The policy requires that, prior to the beginning of each fiscal year, a description of the services (the “Service List”) expected to be performed by the independent registered public accounting firm in each of the Disclosure Categories in the following fiscal year be presented to the Audit Committee for approval.

Services provided by the independent registered public accounting firm during the following year that are included in the Service List were pre-approved following the policies and procedures of the Audit Committee. Any requests for audit, audit-related, tax, and other services not contemplated on the Service List must be submitted to the Audit Committee for specific pre-approval and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chairman of the Audit Committee. The Chairman must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific pre-approval.

In addition, although not required by the rules and regulations of the Securities and Exchange Commission, the Audit Committee generally requests a range of fees associated with each proposed service on the Service List and any services that were not originally included on the Service List. Obtaining an estimated range of fees for a service in advance facilitates appropriate oversight and control of the independent auditor relationship, while permitting us to receive immediate assistance from the independent auditor when time is of the essence. On a quarterly basis, the Audit Committee reviews the status of services and fees incurred year-to-date against the original Service List and the forecast of remaining services and fees for the fiscal year.

The pre-approval policy contains a de minimis provision that operates to provide retroactive approval for permissible non-audit services under certain circumstances. The provision allows for the pre-approval requirement to be waived if all of the following criteria are met:

1. The service is not an audit, review or other attest service;

2. The aggregate amount of all such services provided under this provision does not exceed the amount of $20,000 in a given fiscal year;

3. Such services were not recognized at the time of the engagement to be non-audit services;

4. Such services are promptly brought to the attention of the Audit Committee and approved by the Audit Committee or its designee; and

5. The service and fee are specifically disclosed in the Proxy Statement as meeting the de minimis requirements.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF OUR SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2008.

PROPOSAL 3: APPROVAL OF THE
S1 CORPORATION 2003 STOCK INCENTIVE PLAN,
AS AMENDED AND RESTATED EFFECTIVE FEBRUARY 26, 2008

On February 26, 2008 the Board of Directors adopted amendments to the S1 Corporation 2003 Stock Incentive Plan (the “Incentive Plan”), which have been set forth in the S1 Corporation 2003 Stock Incentive Plan, as Amended and Restated Effective February 26, 2008 (the “Amended Incentive Plan”). The Amended Incentive Plan is intended to enhance the Company’s ability to attract and retain highly qualified officers, directors and other employees, and to motivate such persons to serve the Company and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. Potentially all officers, employees (approximately 1,475) and directors of the Company are eligible to participate in the Amended Incentive Plan. Because participation and the types of awards under the Amended Incentive Plan are subject to the discretion of the Compensation Committee (the “Committee”), the benefits or amounts that will be received by any participant or groups of participants if the Amended Incentive Plan is approved are not currently determinable. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting is required to approve the Amended Incentive Plan.

Under the Incentive Plan, as of March 31, 2008 there were (i) 7,657,517 shares of common stock reserved for issuance, (ii) options to purchase 4,325,468 shares of common stock outstanding, (iii) 142,936 shares of restricted stock outstanding, and (iv) 430,409 shares that remained available for grant. Additionally, options to purchase 1,515,415 shares of common stock were outstanding under equity plans that existed prior to the adoption of the Incentive Plan (we stopped issuing stock options under these plans upon the adoption of the Incentive Plan in 2003). There are no outstanding stock appreciation rights that are settled in shares of common stock. The following table summarizes information about outstanding stock options by price range as of March 31, 2008:

	Options Outstanding
		Weighted-		Options Exercisable
		Average	Weighted-		Weighted-
	Number	Remaining	Average	Number	Average
	Outstanding	Contractual	Exercise	Exercisable	Exercise
Range of Exercise Price	(000)	Life (Yrs)	Price	(000)	Price

$ 1.21 – 4.00	215	5.4	$3.58	197	$3.56
4.01 – 5.00	2,327	8.0	4.51	1,025	4.55
5.01 – 6.00	993	7.8	5.28	385	5.27
6.01 – 7.50	346	5.9	6.94	234	6.89
7.51 – 9.00	1,077	5.9	8.29	696	8.42
9.01 – 12.00	252	3.7	9.79	233	9.82
12.01 – 18.00	304	2.4	14.82	304	14.82
18.01 – 30.00	221	2.9	18.90	221	18.90
30.01 – 97.44	106	1.5	50.03	106	50.03

1.21 – 97.44	5,841	6.6	$7.59	3,401	$9.25

If approved, the Amended Incentive Plan would provide for the following changes from the Incentive Plan:

•	increase the number of shares reserved for issuance to 11,727,108 (an increase of 4,069,591 shares);

•	limit the number of shares that can be issued after the Effective Date (as defined in the Amended Incentive Plan) as awards other than stock options and stock appreciation rights to 2,250,000;

•	prohibit the repricing of equity awards without stockholder approval;

•	eliminate the “net share counting” or “liberal share counting” provisions that previously allowed shares (i) tendered in payment of the exercise price of an option, or (ii) withheld for payment of taxes, to be returned to the pool of shares available for issuance;

•	require the grant price of stock appreciation rights to be at least equal to the fair market value of a share of the Company’s stock on the date of grant;

•	limit the term of stock appreciation rights to no longer than ten years from the grant date;

•	prohibit Dividend Equivalents (as defined in the Amended Incentive Plan) from being granted with respect to stock options and stock appreciation rights; and

•	clarify the provisions on the substitution of options in connection with certain Company transactions.

Following is a summary description of the Amended Incentive Plan. This summary and the description set forth above of the changes from the Incentive Plan are qualified in their entirety by the detailed provisions of the Amended Incentive Plan which is attached as Appendix B to this proxy statement.

Description of the Amended Incentive Plan

Purpose.  The purpose of the Amended Incentive Plan is to attract, motivate and retain qualified officers, directors and other employees and to motivate such persons to the serve the Company and its affiliates and to expend maximum effort to improve the business results and earnings of the Company.

General.  The Amended Incentive Plan provides for the granting of stock options, restricted stock, stock appreciation rights, performance awards and other incentive awards (collectively, “Awards”).

Participation.  All directors, officers and employees of the Company and its subsidiaries are eligible to participate in the Amended Incentive Plan at the discretion of the Board.

Shares Available Under the Amended Incentive Plan.  If the Amended Incentive Plan is approved by the requisite vote of stockholders, a total of 11,727,108 shares will be reserved for issuance, representing an increase of 4,069,591 shares over the number of shares previously approved under the Incentive Plan. Of the total shares available for issuance, no more than 2,250,000 shares will be issued as Awards other than stock options and stock appreciation rights. Shares issued pursuant to the Amended Incentive Plan may be authorized but unissued shares of common stock or treasury shares. To the extent that any Award based on common stock expires or terminates without having been exercised in full or is forfeited, the shares of common stock subject to that Award will be available for other Awards. The maximum number of shares of common stock subject to options that can be awarded under the Amended Incentive Plan to any person is 2,000,000 per year and the maximum number of shares that can be awarded under the Amended Incentive Plan to any person, other than pursuant to an option, is 1,000,000 per year.

Amended Incentive Plan Administration.  The Amended Incentive Plan will be administered by the Board or a Committee appointed by the Board of Directors. Subject to certain exceptions, the Amended Incentive Plan requires that the membership of any Committee appointed by the Board to administer the Amended Incentive Plan meet the requirements for exempting transactions involving Awards from the short-swing profit recovery rules under the Securities Exchange Act of 1934, and the requirements for exempting Awards from the limits on tax deductions imposed by Code Section 162(m). Among other things, the Board will have the authority, subject to the terms of the Amended Incentive Plan, to (i) select grantees, (ii) determine the type or types of Awards to be made to a grantee, (iii) determine the number of shares of common stock to be subject to an Award; (iv) determine the terms and conditions of each Award (including, but not limited to, the exercise price of an option and the nature or duration of any restriction or condition relating to the vesting, exercise or forfeiture of an Award) and (v) determine the other terms and conditions of Awards. All determinations and interpretations made by the Board with respect to the Amended Incentive Plan will be final and binding on the Company and participants.

Award Document.  Each grant of an award will be evidenced by an award agreement issued by the Company. In addition to the terms and conditions defined in the Amended Incentive Plan, such agreements may contain such other terms and conditions, not inconsistent with the Amended Incentive Plan, as the Board will prescribe. Such additional terms may vary among award agreements.

Options.  The Amended Incentive Plan provides both for incentive stock options (“Incentive Options”) specifically tailored to the provisions of the Code and for options not qualifying as Incentive Options (“Non-Qualified Options”), each of which may be granted in conjunction with other Awards. Incentive Options and Non-Qualified Options are sometimes referred to herein collectively as Options. The Amended Incentive Plan provides that the per-share exercise price cannot be less than 100% of the fair market value of a share of common stock on the grant date; provided, however, that in the event that a grantee is a ten percent stockholder, the option price of an option granted to such grantee that is intended to be an Incentive Stock Option shall be not less than 110% of the fair market value of a share of common stock on the grant date. Payment of the option price may be made in cash, through the exchange of common stock held by the grantee for more than six months, or through a broker-assisted exercise. The Board determines when and in what manner an option may be exercised and establishes its maximum term, which will generally be 10 years after the grant date. Except to the extent permitted by specific terms of any Non-Qualified Option, no option will be assignable or transferable except by will, the laws of descent and distribution, or, in the discretion of the Board. Additionally, no option may be transferred for consideration.

Restricted Stock.  The Amended Incentive Plan allows the Board to make awards in the form of restricted stock. Awards of restricted stock may be made subject to forfeiture upon termination of employment, if the Company or the grantee fails to meet specified performance goals or upon failure to satisfy such other conditions as the Board may specify. The grantee of an Award of restricted stock has the right to vote the restricted stock, and to receive dividends and other distributions on the restricted stock, although dividends in the form of common stock and other non-cash dividends and distribution will also be restricted. The Board may specify the price, if any, to be paid by the grantee for restricted stock, except that the grantee must pay at least the aggregate par value of the shares represented by such restricted stock. Payment of the price may be made in cash or through the exchange of common stock held by the grantee for more than six months.

Stock Appreciation Rights.  A stock appreciation right (“SAR”) may be granted alone or in conjunction with another Award. A SAR is exercisable on conditions established by the Board. Upon exercise of a SAR, the grantee will receive the excess of the fair market value of a share of common stock on the date the SAR is exercised over the fair market value of a share of common stock on the date the SAR was granted.

Performance Awards.  Performance awards may be granted alone or in conjunction with other Awards. In connection with the grant of any performance award, the Board will establish one or more performance goals and designate a period of up to 10 years for the measurement of attainment of the goals. Performance goals shall be established no later than 90 days after the beginning of any performance period applicable to such performance award, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code. Awards to individuals who are covered under Section 162(m) of the Code, or who the Committee designates as likely to be covered in the future, will comply with the requirement that payments to such employees qualify as performance-based compensation under Section 162(m) of the Code to the extent that the Committee so designates. Such employees include the Chief Executive Officer and the three highest compensated executive officers (other than the Chief Financial Officer) determined at the end of each year (the “covered employees”).

Section 162(m) of the Internal Revenue Code.  Section 162(m) of the Code limits publicly-held companies such as the Company to an annual deduction for federal income tax purposes of $1 million for compensation paid to their covered employees. However, performance-based compensation is excluded from this limitation. The Amended Incentive Plan is designed to permit the Committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m).

To qualify as performance-based:

(i) the compensation must be paid solely on account of the attainment of one or more pre-established, objective performance goals;

(ii) the performance goal under which compensation is paid must be established by a compensation committee comprised solely of two or more directors who qualify as outside directors for purposes of the exception;

(iii) the material terms under which the compensation is to be paid must be disclosed to, and subsequently approved by, the stockholders of the corporation before payment is made in a separate vote; and

(iv) the compensation committee must certify in writing before payment of the compensation that the performance goals and any other material terms were in fact satisfied.

In the case of compensation attributable to stock options, the performance goal requirement (summarized in (i) above) is deemed satisfied, and the certification requirement (summarized in (iv) above) is inapplicable, if the grant or award is made by the compensation committee; the plan under which the option is granted states the maximum number of shares with respect to which options may be granted during a specified period to an employee; and under the terms of the option, the amount of compensation is based solely on an increase in the value of the common stock after the date of grant.

Under the Amended Incentive Plan, one or more of the following business criteria, on a consolidated basis, and/or with respect to specified subsidiaries, operating units or divisions (except with respect to the stock price, total stockholder return and earnings or book value per share criteria), are used exclusively by the Compensation Committee in establishing performance goals:

•	total stockholder return;

•	such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index;

•	net income;

•	pretax earnings;

•	earnings before interest expense, taxes, depreciation and amortization;

•	pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items;

•	operating margin;

•	earnings per share;

•	return on equity;

•	return on capital;

•	return on investment;

•	operating earnings;

•	working capital;

•	ratio of debt to stockholders’ equity;

•	revenue;

•	return on assets;

•	economic value added (EVA); and

•	cash flow.

Under the Code, a director is an “outside director” of the Company if he or she is not a current employee of the Company; is not a former employee who receives compensation for prior services (other than under a qualified retirement plan); has not been an officer of the Company; and does not receive, directly or indirectly

(including amounts paid to an entity that employs the director or in which the director has at least a five percent ownership interest), remuneration from the Company in any capacity other than as a director.

Other Incentive Awards.  The Board may grant other types of awards of common stock or awards based by reference to common stock (“Other Incentive Awards”). These awards include stock units, dividend equivalent rights and annual incentive awards. The Board will determine the time of granting, the size and all other conditions of Other Incentive Awards, including any restrictions, deferral period or performance requirements.

Amendment and Termination of the Amended Incentive Plan.  The Board may amend, suspend or terminate the Amended Incentive Plan as to any shares as to which Awards have not been granted. An amendment shall be contingent on approval of the Company’s stockholders to the extent stated by the Board or required by applicable law. No amendment, suspension or termination of the Amended Incentive Plan shall, without the consent of the grantee, alter or impair rights or obligations under any Award theretofore granted under the Amended Incentive Plan. If the stockholders approve the Amended Incentive Plan, the Amended Incentive Plan will terminate in any event no later than ten years after its effective date (or February 26, 2018).

Adjustments.  In the event of any change in the outstanding common stock by reason of a stock dividend, recapitalization, reclassification, stock split or other increase or decrease in such shares affected without receipt of consideration by the Company, the number and kind of shares subject to any outstanding Award shall be adjusted proportionately by the Company.

Tax Matters

Non-Qualified Options.  For federal income tax purposes, no income is recognized by a participant upon the grant of a Non-Qualified Option. Upon exercise, the participant will realize ordinary income in an amount equal to the excess of the fair market value of a share of common stock on the date of exercise over the exercise price. A subsequent sale or exchange of such shares will result in gain or loss measured by the difference between (a) the exercise price, increased by any compensation reported upon the participant’s exercise of the option and (b) the amount realized on such sale or exchange. Any gain or loss will be capital in nature if the shares were held as a capital asset and will be long-term if such shares were held for more than one year. The Company is entitled to a deduction for compensation paid to a participant at the same time and in the same amount as the participant realizes compensation upon exercise of the option.

Incentive Options.  No taxable income is realized by the participant upon exercise of an Incentive Option granted under the Amended Incentive Plan, and if no disqualifying disposition of those shares is made by such participant within two years after the date of grant or within one year after the transfer of those shares to the participant, then (a) upon the sale of the shares, any amount realized in excess of the exercise price will be taxed as a long-term capital gain and any loss sustained will be taxed as a long-term capital loss, and (b) no deduction will be allowed to the Company for Federal income tax purposes. Upon exercise of an Incentive Option, the participant may be subject to alternative minimum tax on certain items of tax preference. If the shares of common stock acquired upon the exercise of an Incentive Option are disposed of prior to the expiration of the two-years-from-grant/one-year-from-transfer holding period, generally (a) the participant will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized upon disposition of the shares) over the exercise price, and (b) the Company will be entitled to deduct such amount. Any additional gain or loss realized will be taxed as short-term or long-term capital gain or loss, as the case may be, and may not be deducted by the Company. If an Incentive Option is exercised at a time when it no longer qualifies as an Incentive Option, the option will be treated as a Non-Qualified Option.

Restricted Stock.  The grant of restricted stock will not be a taxable event if the shares are subject to substantial risk of forfeiture, unless the recipient makes a special tax election under Section 83(b) of the Code within 30 days after the grant. Upon the vesting of restricted stock (assuming no Section 83(b) election), the grantee will realize ordinary income equal to the value of the restricted stock that become vested and the Company will generally be entitled to a deduction for tax purposes in the same amount, except as limited by

Section 162(m) of the Code, if the recipient’s annual compensation exceeds $1 million. If the grantee makes a Section 83(b) election, he will realize ordinary income as of the grant date in an amount equal to the value of the restricted or deferred stock, as applicable, at that time and the Company generally will be entitled to a deduction in a like amount. A grantee that makes a Section 83(b) election will not be entitled to any tax deduction if the grantee subsequently forfeits the shares.

Stock Appreciation Rights.  No taxable income is recognized by a participant upon the grant of a SAR under the Amended Incentive Plan. Upon the exercise of a SAR, however, the participant will realize ordinary income in the amount of the value of the common stock or cash received. Shares of common stock received upon the exercise of a SAR will, upon subsequent sale, be eligible for capital gain treatment, with the capital gain holding period commencing on the date of exercise of the SAR. The Company is entitled to a deduction for compensation paid to a participant at the same time and in the same amount as the participant realizes compensation upon exercise of the SAR. This applies to SARs that are settled in shares of common stock.

Performance Awards.  The grant of a performance award will not be a taxable event if the award is subject to a substantial risk of forfeiture; the recipient may make a special tax election under Section 83(b) of the Code within 30 days after the vesting of the performance award. Upon the distribution of the performance award (assuming no Section 83(b) election), the grantee will realize ordinary income equal to the value of the performance award that was distributed and we will generally be entitled to a deduction for tax purposes in the same amount, except as limited by Section 162(m) of the Code, if the recipient’s annual compensation exceeds $1 million. If the grantee makes a Section 83(b) election, the recipient will realize ordinary income as of the vesting date in an amount equal to the value of the performance award at that time and the Company generally will be entitled to a deduction in a like amount. A grantee that makes a Section 83(b) election will not be entitled to any tax deduction if the grantee subsequently forfeits the award.

Other Incentive Awards.  The federal income tax consequences of Other Incentive Awards will depend on how the awards are structured. Generally, the Company will be entitled to a deduction with respect to Other Incentive Awards only to the extent that the recipient realizes compensation income in connection with such awards. It is anticipated that Other Incentive Awards will usually result in compensation income to the recipient in some amount. However, some forms of Other Incentive Awards may not result in any compensation income to the recipient or any income tax deduction for the Company.

Section 280(G).  To the extent payments which are contingent on a change in control are determined to exceed certain Code limitations, they may be subject to a 20% nondeductible excise tax and the Company’s deduction with respect to the associated compensation expense may be disallowed in whole or in part.

Section 409A.  The Company intends for awards granted under the Amended Incentive Plan to comply with Section 409A of the Code. To the extent a grantee would be subject to the additional 20% excise tax imposed on certain nonqualified deferred compensation plans as a result of a provision of an award under the Amended Incentive Plan, the provision will be deemed amended to the minimum extent necessary to avoid application of the 20% excise tax.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE 2003 STOCK INCENTIVE PLAN, AS AMENDED AND RESTATED EFFECTIVE FEBRUARY 26, 2008.

Date for Submission of Stockholder Proposals for Inclusion in Proxy Statement

Any proposal which an S1 stockholder wishes to have included in our proxy statement and form of proxy for our 2009 annual meeting of stockholders under Rule 14a-8 of the Securities and Exchange Commission must be received by our Secretary at 705 Westech Drive, Norcross, Georgia 30092 by December 17, 2008. Any other proposal for consideration by stockholders at our 2009 annual meeting of stockholders must be delivered to, or mailed to and received by our Secretary not less than 90 days and not more than 120 days prior to May 28, 2009; provided, however, that in the event that (i) the date of the annual meeting is more than 60 days prior to or more than 60 days after May 28, 2009, and (ii) less than 60 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting is mailed or such public disclosure is made. Nothing in this paragraph shall be deemed to require us to include in our proxy statement and form of proxy for the annual meeting any stockholder proposal which does not meet the requirements of the Securities and Exchange Commission in effect at the time.

Other Matters

As of the date of this proxy statement, the Board of Directors does not know of any other matters to be presented for action by the stockholders at the annual meeting. If any other matters not now known properly come before the meeting, the persons named in the accompanying proxy will vote your proxy in accordance with the determination of a majority of our Board of Directors.

By order of the Board of Directors,

JOHN W. SPIEGEL
Chairman of the Board

Norcross, Georgia
April 16, 2008

APPENDIX B

S1 CORPORATION
2003 STOCK INCENTIVE PLAN
(Amended and Restated Effective February 26, 2008)

i

ii

S1 CORPORATION

2003 STOCK INCENTIVE PLAN
(AS AMENDED AND RESTATED EFFECTIVE FEBRUARY 26, 2008)

S1 Corporation (the “Company”), sets forth herein the terms of its 2003 Stock Incentive Plan, as amended and restated effective February 26, 2008 (the “Plan”), as follows:

1.	PURPOSE

The Plan is intended to enhance the Company’s and its Affiliates’ (as defined herein) ability to attract and retain highly qualified officers, directors and other employees, and to motivate such persons to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, stock units and dividend equivalent rights. Any of these awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals in accordance with the terms hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein. The Plan is hereby amended and restated effective February 26, 2008, subject to approval of the Company’s stockholders at the next annual meeting.

2.	DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1  “Affiliate” means, with respect to the Company, any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary.

2.2  “Annual Incentive Award” means an Award made subject to attainment of performance goals (as described in Section 14) over a performance period of up to one year (the fiscal year, unless otherwise specified by the Committee).

2.3  “Award” means a grant of an Option, Stock Appreciation Right, Restricted Stock, Stock Unit or Dividend Equivalent Rights under the Plan.

2.4  “Award Agreement” means the written agreement between the Company and a Grantee that evidences and sets out the terms and conditions of an Award.

2.5  “Benefit Arrangement” shall have the meaning set forth in Section 15 hereof.

2.6  “Board” means the Board of Directors of the Company.

2.7  “Cause” means, as determined by the Board and unless otherwise provided in an applicable agreement with the Company or an Affiliate, (i) gross negligence or willful misconduct in connection with the performance of duties; (ii) conviction of a criminal offense (other than minor traffic offenses); or (iii) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between the Service Provider and the Company or an Affiliate.

2.8  “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

2.9  “Committee” means a committee of, and designated from time to time by resolution of, the Board, which shall be constituted as provided in Section 3.2.

2.10  “Company” means S1 Corporation.

2.11  “Corporate Transaction” means (i) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (ii) a sale of substantially all of the assets of the Company to another person or entity, or (iii) any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) which results in any person or entity (other than persons who are shareholders or Affiliates immediately prior to the transaction) owning 50% or more of the combined voting power of all classes of stock of the Company.

2.12  “Covered Employee” means a Grantee who is a Covered Employee within the meaning of Section 162(m)(3) of the Code.

2.13  “Disability” means the Grantee is unable to perform each of the essential duties of such Grantee’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months; provided, however, that, with respect to rules regarding expiration of an Incentive Stock Option following termination of the Grantee’s Service, Disability shall mean the Grantee is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

2.14  “Dividend Equivalent” means a right, granted to a Grantee under Section 13 hereof, to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments. Notwithstanding anything in the Plan to the contrary, such right may not be granted with respect to Options or SARs.

2.15  “Effective Date” means February 26, 2008, the date the Plan was approved by the Board.

2.16  “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.17  “Fair Market Value” means the value of a share of Stock, determined as follows: if on the Grant Date or other determination date the Stock is listed on an established national or regional stock exchange, is admitted to quotation on The Nasdaq Stock Market, Inc. or is publicly traded on an established securities market, the Fair Market Value of a share of Stock shall be the closing price of the Stock on such exchange or in such market (if there is more than one such exchange or market the Board shall determine the appropriate exchange or market) on the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Stock is not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of the Stock as determined by the Board in good faith.

2.18  “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Grantee, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which any one or more of these persons (or the Grantee) control the management of assets, and any other entity in which one or more of these persons (or the Grantee) own more than fifty percent of the voting interests.

2.19  “Grant Date” means, as determined by the Board or authorized Committee, the latest to occur of (i) the date as of which the Board approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 hereof, or (iii) such other date as may be specified by the Board.

2.20  “Grantee” means a person who receives or holds an Award under the Plan.

2.21  “Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.22  “Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.

2.23  “Option” means an option to purchase one or more shares of Stock pursuant to the Plan.

2.24  “Option Price” means the purchase price for each share of Stock subject to an Option.

2.25  “Other Agreement” shall have the meaning set forth in Section 15 hereof.

2.26  “Outside Director” means a member of the Board who is not an officer or employee of the Company.

2.27  “Performance Award” means an Award made subject to the attainment of performance goals (as described in Section 14) over a performance period of up to ten (10) years.

2.28  “Plan” means this S1 Corporation 2003 Stock Incentive Plan, as amended and restated effective February 26, 2008.

2.29  “Purchase Price” means the purchase price for each share of Stock pursuant to a grant of Restricted Stock.

2.30  “Reporting Person” means a person who is required to file reports under Section 16(a) of the Exchange Act.

2.31  “Restricted Stock” means shares of Stock, awarded to a Grantee pursuant to Section 11 hereof.

2.32  “SAR Exercise Price” means the per share exercise price of an SAR granted to a Grantee under Section 10 hereof.

2.33  “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

2.34  “Service” means service as a Service Provider. Unless otherwise stated in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Board, which determination shall be final, binding and conclusive.

2.35  “Service Provider” means an employee, officer or director of the Company or an Affiliate.

2.36  “Stock” means the common stock, par value $.01 per share, of the Company.

2.37  “Stock Appreciation Right” or “SAR” means a right granted to a Grantee under Section 10 hereof.

2.38  “Stock Unit” means a bookkeeping entry representing the equivalent of shares of Stock, awarded to a Grantee pursuant to Section 11 hereof.

2.39  “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

2.40  “Termination Date” means the date upon which an Option shall terminate or expire, as set forth in Section 8.3 hereof.

2.41  “Ten Percent Stockholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

3.	ADMINISTRATION OF THE PLAN

3.1.  Board

The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and bylaws, as may be amended from time to time, and applicable law. The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by unanimous consent of the Board executed in writing in accordance with the Company’s certificate of incorporation and bylaws, as may be amended from time to time, and applicable law. The interpretation and construction by the Board of any provision of the Plan, any Award or any Award Agreement shall be final and conclusive.

3.2.  Committee.

The Board from time to time may delegate to the Committee such powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 above and other applicable provisions, as the Board shall determine, consistent with the certificate of incorporation and bylaws of the Company, as may be amended from time to time, and applicable law.

(i) Except as provided in Subsection (ii) and except as the Board may otherwise determine, the Committee, if any, appointed by the Board to administer the Plan shall consist of two or more Outside Directors of the Company who: (a) qualify as “outside directors” within the meaning of Section 162(m) of the Code and who (b) meet such other requirements as may be established from time to time by the Securities and Exchange Commission for plans intended to qualify for exemption under Rule 16b — 3 (or its successor) under the Exchange Act.

(ii) The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not be Outside Directors, who may administer the Plan with respect to employees or other Service Providers who are not officers or directors of the Company, may grant Awards under the Plan to such employees or other Service Providers, and may determine all terms of such Awards.

In the event that the Plan, any Award or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in this Section. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding and conclusive. To the extent permitted by law, the Committee may delegate its authority under the Plan to a member of the Board or to any executive officer of the Company, provided that any such authority delegated to an executive officer of the Company shall not apply with respect to such person or any other Director or executive officer of the Company.

3.3.  Terms of Awards.

Subject to the other terms and conditions of the Plan, the Board shall have full and final authority to:

(i) designate Grantees,

(ii) determine the type or types of Awards to be made to a Grantee,

(iii) determine the number of shares of Stock to be subject to an Award,

(iv) establish the terms and conditions of each Award (including, but not limited to, the exercise price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof)

relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options),

(v) prescribe the form of each Award Agreement evidencing an Award, and

(vi) amend, modify, or supplement the terms of any outstanding Award. Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to modify Awards to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom.

The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof or otherwise in competition with the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Grantee. Furthermore, the Company may annul an Award if the Grantee is an employee of the Company or an Affiliate thereof and is terminated for Cause as defined in the applicable Award Agreement or the Plan, as applicable. The grant of any Award shall be contingent upon the Grantee executing the appropriate Award Agreement. Notwithstanding anything in this Plan to the contrary, no amendment or modification may be made to an outstanding Option or SAR, including, without limitation, by replacement of Options or SARs with cash or other award type, that would be treated as a repricing under the rules of the stock exchange on which the Stock is listed, in each case, without the approval of the stockholders of the Company, provided, that, appropriate adjustments may be made to outstanding Options and SARs pursuant to Section 17 or Section 5.3 and may be made to make changes to achieve compliance with applicable law, including Section 409A of the Code.

3.4.  Deferral Arrangement.

The Board may permit or require the deferral of any award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock equivalents and restricting deferrals to comply with hardship distribution rules affecting 401(k) plans.

3.5.  No Liability.

No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement.

4.	STOCK SUBJECT TO THE PLAN

Subject to adjustment as provided in Section 17 hereof, the number of shares of Stock reserved for issuance under the Plan shall be 11,727,108, of which only 2,250,000 shall be available for issuance after the Effective Date as awards other than Options and SARs. Stock issued or to be issued under the Plan shall be authorized but unissued shares; or, to the extent permitted by applicable law, issued shares that have been reacquired by the Company. If any shares covered by an Award are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Stock subject thereto, then the number of shares of Stock counted against the aggregate number of shares available under the Plan with respect to such Award shall, to the extent of any such forfeiture or termination, again be available for making Awards under the Plan.

5.	EFFECTIVE DATE, DURATION AND AMENDMENTS

5.1.  Effective Date.

The Plan shall be effective as of the Effective Date, subject to approval of the Plan by the Company’s stockholders at the next annual meeting. Upon approval of the Plan by the stockholders of the Company as set forth above, all Awards made under the Plan on or after the Effective Date shall be fully effective as if the stockholders of the Company had approved the Plan on the Effective Date. If the stockholders fail to approve the Plan at the next annual meeting after the Effective Date, any Awards made hereunder shall be null and void and of no effect.

5.2.  Term.

The Plan shall terminate automatically ten (10) years after its adoption by the Board and may be terminated on any earlier date as provided in Section 5.3.

5.3.  Amendment and Termination of the Plan

The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any shares of Stock as to which Awards have not been made. An amendment shall be contingent on approval of the Company’s stockholders to the extent stated by the Board or required by applicable law. No Awards shall be made after termination of the Plan. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, impair rights or obligations under any Award theretofore awarded under the Plan.

6.	AWARD ELIGIBILITY AND LIMITATIONS

6.1.  Company or Subsidiary Employees; Service Providers; Other Persons

Subject to this Section 6, Awards may be made under the Plan to any Service Provider.

6.2.  Successive Awards.

An eligible person may receive more than one Award, subject to such restrictions as are provided herein.

6.3.  Limitation on Shares of Stock Subject to Awards and Cash Awards.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act:

(i) the maximum number of shares of Stock subject to Options that can be awarded under the Plan to any person eligible for an Award under Section 6 hereof is 2,000,000 per year; and

(ii) the maximum number of shares that can be awarded under the Plan, other than pursuant to an Option to any person eligible for an Award under Section 6 hereof is 1,000,000 per year.

The preceding limitations in this Section 6.3 are subject to adjustment as provided in Section 17 hereof.

6.4.  Limitations on Incentive Stock Options.

An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its Affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

6.5.  Substitute Awards

The Board shall have the right to issue Awards upon assumption of, or in substitution for, outstanding awards previously granted by a company or other entity acquired by the Company or any Affiliate or with which the Company or any Affiliate combines. The number of shares of Stock reserved pursuant to Section 4 shall be increased by the corresponding number of shares of Stock subject to the Awards resulting from the assumption or substitution. In addition, notwithstanding Section 8.1 and Section 10.1, the Option Price of an Option or the grant price of a SAR that is granted pursuant to this Section 6.5 in an assumption or substitution may be less than the Fair Market Value of a share of Stock on the original date of grant; provided, that, the

Option Price or the grant price of a SAR is determined in accordance with the principles of Code Section 424 and the regulations thereunder, as modified by Section 409A of the Code and the regulations thereunder.

7.	AWARD AGREEMENT

Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Non-qualified Stock Options.

8.	TERMS AND CONDITIONS OF OPTIONS

8.1.  Option Price

The Option Price of each Option shall be fixed by the Board and stated in the Award Agreement evidencing such Option. The Option Price of each Option shall be at least the Fair Market Value on the Grant Date of a share of Stock; provided, however, that in the event that a Grantee is a Ten Percent Stockholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than 110 percent of the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

8.2.  Vesting.

Subject to Sections 8.3 and 17.3 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Board and stated in the Award Agreement. For purposes of this Section 8.2, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number. The Board may provide, for example, in the Award Agreement for (i) accelerated exercisability of the Option in the event the Grantee’s Service terminates on account of death, Disability or another event, (ii) expiration of the Option prior to its term in the event of the termination of the Grantee’s Service, (iii) immediate forfeiture of the Option in the event the Grantee’s Service is terminated for Cause or (iv) unvested Options to be exercised subject to the Company’s right of repurchase with respect to unvested shares of Stock. No Option shall be exercisable in whole or in part prior to the date the Plan is approved by the Stockholders of the Company as provided in Section 5.1 hereof.

8.3.  Term.

Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten years from the date such Option is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such Option (the “Termination Date”); provided, however, that in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five years from its Grant Date.

8.4.  Termination of Service.

Each Award Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Option following termination of the Grantee’s Service. Such provisions shall be determined in the sole discretion of the Board, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

8.5.  Limitations on Exercise of Option.

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the stockholders of the Company as provided herein, or after ten years following the Grant Date, or after the occurrence of an event referred to in Section 17 hereof which results in termination of the Option.

8.6.  Method of Exercise.

An Option that is exercisable may be exercised by the Grantee’s delivery to the Company of written notice of exercise on any business day, at the Company’s principal office, on the form specified by the Company. Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised. The minimum number of shares of Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of (i) 100 shares or such lesser number set forth in the applicable Award Agreement and (ii) the maximum number of shares available for purchase under the Option at the time of exercise.

8.7.  Rights of Holders of Options

Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock ) until the shares of Stock covered thereby are fully paid and issued to him. Except as provided in Section 17 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

8.8.  Delivery of Stock Certificates.

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a stock certificate or certificates evidencing his or her ownership of the shares of Stock subject to the Option. Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of stock certificates through the use of book-entry.

9.	TRANSFERABILITY OF OPTIONS

9.1.  Transferability of Options

Except as provided in Section 9.2, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise an Option. Except as provided in Section 9.2, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

9.2.  Family Transfers.

If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Member. For the purpose of this Section 9.2, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 9.2, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this Section 9.2 or by will or the laws of descent and distribution. The events of termination of Service of Section 8.4 hereof shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.

10.	STOCK APPRECIATION RIGHTS

The Board is authorized to grant Stock Appreciation Rights to Grantees on the following terms and conditions:

10.1.  Right to Payment.

A SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Board. The Award Agreement for a SAR shall specify the grant price of the SAR, which shall be at least the Fair Market Value of a share of Stock on the date of grant.

10.2.  Other Terms.

The Board shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Grantees, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR. Notwithstanding any other provision in this Plan, no SAR will have a term longer than ten (10) years from the date of grant.

10.3.  Creditor’s Rights.

A holder of SARs shall have no rights other than those of a general creditor of the Company. SARs represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

11.	RESTRICTED STOCK AND STOCK UNITS

11.1.  Grant of Restricted Stock or Stock Units.

The Board may from time to time grant Restricted Stock or Stock Units to persons eligible to receive Awards under Section 6 hereof, subject to such restrictions, conditions and other terms, if any, as the Board may determine. Awards of Restricted Stock may be made for no consideration (other than par value of the shares which is deemed paid by Services already rendered).

11.2.  Restrictions.

At the time a grant of Restricted Stock or Stock Units is made, the Board may, in its sole discretion, establish a period of time (a “restricted period”) applicable to such Restricted Stock or Stock Units. Each Award of Restricted Stock or Stock Units may be subject to a different restricted period. The Board may, in its sole discretion, at the time a grant of Restricted Stock or Stock Units is made, prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Stock or Stock Units in accordance with Section 14.1 and 14.2. Neither Restricted Stock nor Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Board with respect to such Restricted Stock or Stock Units.

11.3.  Restricted Stock Certificates.

The Company shall issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Board may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

11.4.  Rights of Holders of Restricted Stock.

Unless the Board otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock. The Board may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Grant.

11.5.  Rights of Holders of Stock Units.

11.5.1.  Voting and Dividend Rights.

Unless the Board otherwise provides in an Award Agreement, holders of Stock Units shall have no rights as stockholders of the Company. The Board may provide in an Award Agreement evidencing a grant of Stock Units that the holder of such Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding Stock, a cash payment for each Stock Unit held equal to the per-share dividend paid on the Stock. Such Award Agreement may also provide that such cash payment will be deemed reinvested in additional Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend is paid.

11.5.2.  Creditor’s Rights.

A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

11.6.  Termination of Service.

Unless the Board otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of a Grantee’s Service, any Restricted Stock or Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Restricted Stock or Stock Units, the Grantee shall have no further rights with respect to such Award, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to shares of Restricted Stock or Stock Units.

11.7.  Purchase of Restricted Stock.

The Grantee shall be required, to the extent required by applicable law, to purchase the Restricted Stock from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or (ii) the Purchase Price, if any, specified in the Award Agreement relating to such Restricted Stock. The Purchase Price shall be payable in a form described in Section 12 or, in the discretion of the Board, in consideration for past Services rendered to the Company or an Affiliate.

11.8.  Delivery of Stock.

Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to shares of Restricted Stock or Stock Units settled in

Stock shall lapse, and, unless otherwise provided in the Award Agreement, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be.

12.	FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK

12.1.  General Rule.

Payment of the Option Price for the shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company.

12.2.  Surrender of Stock.

To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock may be made all or in part through the tender to the Company of shares of Stock, which shares, if acquired from the Company, shall have been held for at least six months at the time of tender and which shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price has been paid thereby, at their Fair Market Value on the date of exercise.

12.3.  Cashless Exercise.

To the extent permitted by law, with respect to an Option only (and not with respect to Restricted Stock), to the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Board) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 18.3.

12.4.  Other Forms of Payment.

To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to exercise of an Option or the Purchase Price for Restricted Stock may be made in any other form that is consistent with applicable laws, regulations and rules.

13.	DIVIDEND EQUIVALENT RIGHTS

13.1.  Dividend Equivalent Rights.

A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash distributions that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the recipient. A Dividend Equivalent Right may be granted hereunder to any Grantee as a component of another Award (other than an Option or a SAR) or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the grant. Dividend Equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment. Dividend Equivalent Rights may be settled in cash or Stock or a combination thereof, in a single installment or installments, all determined in the sole discretion of the Board. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award.

13.2.  Termination of Service.

Except as may otherwise be provided by the Board either in the Award Agreement or in writing after the Award Agreement is issued, a Grantee’s rights in all Dividend Equivalent Rights or interest equivalents shall automatically terminate upon the Grantee’s termination of Service for any reason.

14.	PERFORMANCE AND ANNUAL INCENTIVE AWARDS

14.1.  Performance Conditions

The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Board. The Board may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce the amounts payable under any Award subject to performance conditions, except as limited under Sections 14.2 hereof in the case of a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m). If and to the extent required under Code Section 162(m), any power or authority relating to a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m), shall be exercised by the Committee and not the Board.

14.2.  Performance or Annual Incentive Awards Granted to Designated Covered Employees

If and to the extent that the Committee determines that a Performance or Annual Incentive Award to be granted to a Grantee who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance or Annual Incentive Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 14.2.

14.2.1  Performance Goals Generally.

The performance goals for such Performance or Annual Incentive Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 14.2. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance or Annual Incentive Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance or Annual Incentive Awards. Performance goals may differ for Performance or Annual Incentive Awards granted to any one Grantee or to different Grantees.

14.2.2.  Business Criteria.

One or more of the following business criteria for the Company, on a consolidated basis, and/or specified subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used exclusively by the Committee in establishing performance goals for such Performance or Annual Incentive Awards: (1) total stockholder return; (2) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index; (3) net income; (4) pretax earnings; (5) earnings before interest expense, taxes, depreciation and amortization; (6) pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (7) operating margin; (8) earnings per share; (9) return on equity; (10) return on capital; (11) return on investment; (12) operating earnings; (13) working capital; (14) ratio of debt to stockholders’ equity; (15) revenue; (16) return on assets; (17) economic value added (EVA); and (18) cash flow. The Committee may, at its discretion, measure performance on either an absolute or relative basis with respect to all the measures specified.

14.2.3.  Timing For Establishing Performance Goals.

Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance or Annual Incentive Awards, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).

14.2.4.  Performance or Annual Incentive Award Pool.

The Committee may establish a Performance or Annual Incentive Award pool, which shall be an unfunded pool, for purposes of measuring Company performance in connection with Performance or Annual Incentive Awards.

14.2.5.  Settlement of Performance or Annual Incentive Awards; Other Terms.

Settlement of such Performance or Annual Incentive Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance or Annual Incentive Awards. The Committee shall specify the circumstances in which such Performance or Annual Incentive Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a performance period or settlement of Performance Awards.

14.3.  Written Determinations.

All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards, and the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards, shall be made in writing in the case of any Award intended to qualify under Code Section 162(m). To the extent required to comply with Code Section 162(m), the Committee may delegate any responsibility relating to such Performance Awards or Annual Incentive Awards.

14.4.  Status of Section 14.2 Awards Under Code Section 162(m)

It is the intent of the Company that Performance Awards and Annual Incentive Awards under Section 14.2 hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Section 14.2, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Grantee will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards or an Annual Incentive Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Performance Awards or Annual Incentive Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

15.	PARACHUTE LIMITATIONS

Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or any Affiliate, except an agreement, contract, or understanding hereafter entered into that expressly modifies or excludes application of this paragraph (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), if the Grantee is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Option, Restricted Stock or Stock Unit held by that Grantee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Grantee under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Grantee under any Other Agreement or any Benefit Arrangement would cause the Grantee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Grantee as described in clause (ii) of the preceding sentence, then the Grantee shall have the right, in the Grantee’s sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Grantee under this Plan be deemed to be a Parachute Payment.

16.	REQUIREMENTS OF LAW

16.1.  General.

The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Specifically, in connection with the Securities Act, upon the exercise of any Option or the delivery of any shares of Stock underlying an Award, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Stock covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

16.2.  Rule 16b-3.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to the Plan and the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of

Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

17.	EFFECT OF CHANGES IN CAPITALIZATION

17.1.  Changes in Stock.

If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which grants of Options and other Awards may be made under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Exercise Price payable with respect to shares that are subject to the unexercised portion of an outstanding Option or SAR, as applicable, but shall include a corresponding proportionate adjustment in the Option Price or SAR Exercise Price per share. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Company may, in such manner as the Company deems appropriate, adjust (i) the number and kind of shares subject to outstanding Awards and/or (ii) the exercise price of outstanding Options and Stock Appreciation Rights to reflect such distribution.

17.2.	Reorganization in Which the Company Is the Surviving Entity Which does not Constitute a Corporate Transaction.

Subject to Section 17.3 hereof, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities which does not constitute a Corporate Transaction, any Option or SAR theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option or SAR would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price or SAR Exercise Price per share so that the aggregate Option Price or SAR Exercise Price thereafter shall be the same as the aggregate Option Price or SAR Exercise Price of the shares remaining subject to the Option or SAR immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement evidencing an Award, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Grantee as a result of the reorganization, merger or consolidation.

17.3.  Corporate Transaction.

Subject to the exceptions set forth in the last sentence of this Section 17.3 and the last sentence of Section 17.4:

(i) upon the occurrence of a Corporate Transaction, all outstanding shares of Restricted Stock shall be deemed to have vested, and all restrictions and conditions applicable to such shares of Restricted Stock shall be deemed to have lapsed, immediately prior to the occurrence of such Corporate Transaction, and

(ii) either of the following two actions shall be taken:

(A) fifteen days prior to the scheduled consummation of a Corporate Transaction, all Options and SARs outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen days, or

(B) the Board may elect, in its sole discretion, to cancel any outstanding Awards of Options, Restricted Stock, and/or SARs and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Board acting in good faith), in the case of Restricted Stock, equal to the formula or fixed price per share paid to holders of shares of Stock and, in the case of Options or SARs, equal to the product of the number of shares of Stock subject to the Option or SAR (the “Award Shares”) multiplied by the amount, if any, by which (I) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (II) the Option Price or SAR Exercise Price applicable to such Award Shares.

With respect to the Company’s establishment of an exercise window, (i) any exercise of an Option or SAR during such fifteen-day period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event, and (ii) upon consummation of any Corporate Transaction the Plan, and all outstanding but unexercised Options and SARs shall terminate. The Board shall send written notice of an event that will result in such a termination to all individuals who hold Options and SARs not later than the time at which the Company gives notice thereof to its stockholders. This Section 17.3 shall not apply to any Corporate Transaction to the extent that provision is made in writing in connection with such Corporate Transaction for the assumption or continuation of the Options, SARs and Restricted Stock theretofore granted, or for the substitution for such Options, SARs and Restricted Stock for new common stock options and stock appreciation rights and new common stock restricted stock relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and option and stock appreciation right exercise prices, in which event the Plan, Options, SARs and Restricted Stock theretofore granted shall continue in the manner and under the terms so provided.

17.4.  Adjustments.

Adjustments under this Section 17 related to shares of Stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Board shall determine the effect of a Corporate Transaction upon Awards other than Options, SARs, and Restricted Stock, and such effect shall be set forth in the appropriate Award Agreement. The Board may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those described in Sections 17.1, 17.2 and 17.3.

17.5.  No Limitations on Company.

The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

18.	GENERAL PROVISIONS

18.1.  Disclaimer of Rights

No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the

Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a director, officer, consultant or employee of the Company or an Affiliate. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

18.2.  Nonexclusivity of the Plan

Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

18.3.  Withholding Taxes

The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any Federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Stock upon the exercise of an Option or pursuant to an Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (ii) by delivering to the Company or the Affiliate shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 18.3 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

18.4.  Captions

The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

18.5.  Other Provisions

Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion.

18.6.  Number And Gender

With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

18.7.  Severability

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

18.8.  Governing Law

The validity and construction of this Plan and the instruments evidencing the Award hereunder shall be governed by the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

* * *

To record adoption of the Plan by the Board as of February 26, 2008, and approval of the Plan by the stockholders on          , 2008, the Company has caused its authorized officer to execute the Plan.

S1 Corporation

By:

Title:

REVOCABLE PROXY
S1 CORPORATION
Annual Meeting of Stockholders
This Proxy is solicited on behalf of the Board of Directors
     The undersigned stockholder of S1 Corporation hereby appoints Greg Orenstein or John Stone, or either of them, with full power of substitution in each, as proxies to cast all votes which the undersigned stockholder is entitled to cast at the annual meeting of stockholders to be held at 10:00 a.m., local time, on May 28, 2008, at the Marriott Hotel located at 475 Technology Parkway Drive, Norcross, Georgia 30092, and at any adjournments of the meeting, upon the matters set forth in the S1 Proxy Statement and upon such other matters as may properly come before the annual meeting. The undersigned stockholder hereby revokes any proxy or proxies for the annual meeting that were given before this proxy.
     This proxy will be voted as directed by the undersigned stockholder.
•	Unless contrary direction is given, this proxy will be voted FOR the election of the director nominees listed in Proposal 1;

•	Unless contrary direction is given, this proxy will be voted FOR the ratification of our independent registered public accounting firm in Proposal 2;

•	Unless contrary direction is given, this proxy will be voted FOR the approval of the 2003 Stock Incentive Plan, as Amended and Restated Effective February 26, 2008 in Proposal 3;

•	and in accordance with the determination of our Board of Directors as to any other matters as may properly come before the meeting.
     The undersigned stockholder may revoke this proxy at any time before it is voted by delivering either a written notice of revocation for a proxy card that was previously submitted or a properly executed proxy card bearing a later date to Greg Orenstein, our Chief Legal Officer and Corporate Secretary, by re-voting by telephone or on the Internet, or by attending the annual meeting and voting in person. The undersigned stockholder hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement.
(Continued and to be dated and signed on the reverse side)
PROXY VOTING INSTRUCTIONS
TO VOTE BY MAIL
Please date, sign and mail your proxy card in the envelope provided as soon as possible.
TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
Please call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call.
TO VOTE BY INTERNET
Please access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.
TO VOTE IN PERSON
You may vote your shares in person by attending the Annual Meeting.

You may enter your voting instructions at 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries or “www. voteproxy.com” up until 11:59 PM Eastern Time on May 27, 2008.
YOUR CONTROL NUMBER IS                     .
Please Detach and Mail in the Envelope Provided if you are not voting via telephone or Internet.
☒ Please mark your votes as in this example.
YOUR BOARD RECOMMENDS A VOTE “FOR” OUR NOMINEES LISTED IN PROPOSAL 1

For all
		nominees		For All
		listed	Withhold	Except

1.	To elect three directors for a three-year term (Proposal 1).	☐	☐	☐

Nominees:	Ram Gupta Gregory J. Owens Jeffrey C. Smith
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the name of the nominee(s) in the space provided below.
YOUR BOARD RECOMMENDS A VOTE “FOR” RATIFYING THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2008

		For	Against	Abstain

2.	To ratify our independent registered public accounting firm for 2008 (Proposal 2).	☐	☐	☐
YOUR BOARD RECOMMENDS A VOTE “FOR” APPROVING THE 2003 STOCK INCENTIVE PLAN, AS AMENDED AND RESTATED EFFECTIVE FEBRUARY 26, 2008

		For	Against	Abstain

3.	To approve the 2003 Stock Incentive Plan, as Amended and Restated Effective February 26, 2008 (Proposal 3).	☐	☐	☐

Please be sure to sign and date this proxy in the box below.	Date

Stockholder sign above	Co-holder (if any) sign above

NOTE: Please date and sign exactly as your name appears on this proxy card. Each executor, administrator, trustee, guardian, attorney-in-fact and other fiduciary should sign and indicate his or her full title. When stock has been issued in the name of two or more persons, all should sign.